UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a

PROXY STATEMENT
Pursuant to Section 14(A) of The Securities Exchange Act of 1934

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HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) of Hope Bancorp, Inc. The Meeting will be held on Thursday, May 20, 2021, at 10:30 a.m., Pacific Time. In light of public health concerns regarding the COVID-19 coronavirus outbreak and to support the health and well-being of our employees, directors, stockholders and the community, the Meeting will be held in a virtual meeting format only. You will be able to vote and submit questions electronically but will not be able to attend the annual meeting physically.

At the Meeting, you will be asked to elect each of our director nominees to serve until our 2022 annual meeting of stockholders, ratify the appointment of Crowe LLP as our independent registered public accounting firm for the 2021 fiscal year and vote on an advisory (non-binding) resolution to approve our executive compensation, all as further described in the accompanying proxy statement.

Your vote is very important. Whether or not you expect to attend the Meeting remotely, we encourage you to cast your vote via the Internet, by telephone, or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of our common stock must be represented, either in person or by proxy, for us to transact business at the Meeting.

Sincerely yours,
/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President & Chief Executive Officer
Los Angeles, California
April 22, 2021

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3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	INTERNET ADDRESS AND PASSWORD FOR VIRTUAL MEETING	RECORD DATE
Thursday, May 20, 2021 10:30 a.m. Pacific Time	www.meetingcenter.io/287772759 Password for the Meeting is HOPE2021	March 22, 2021

VOTING MATTERS AND BOARD RECOMMENDATIONS
Proposal No.				Board Recommendation
1.	Election of Directors. Election of each of the following director nominees, each for a one-year term expiring at the conclusion of the Hope Bancorp, Inc. 2022 annual meeting of shareholders.			FOR ALL
	• Kevin S. Kim	• Jinho Doo	• David P. Malone
	• Scott Yoon-Suk Whang	• Daisy Y. Ha	• Dale S. Zuehls
	• Steven S. Koh	• Joon Kyung Kim
	• Donald D. Byun	• William J. Lewis
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2021.			FOR
3.	Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory and non-binding basis, of the compensation paid to our “Named Executive Officers” as disclosed in this proxy statement.			FOR

We cordially invite all stockholders to attend the Hope Bancorp, Inc. 2021 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). Only stockholders of record as of the close of business on March 22, 2021 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof. We began mailing the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 to our stockholders as of the Record Date on or about April 23, 2021.

Your vote is important. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed Proxy Card in the postage paid envelope provided, or cast your vote by Internet or telephone by following the instructions on your Proxy Card as soon as you can. The vote of every stockholder is important, and we appreciate your cooperation in returning your executed Proxy or your Internet or telephone vote promptly.

Your Proxy, or your Internet or telephone vote, is revocable and will not affect your right to vote in person if you attend the virtual Annual Meeting. If your shares are registered in your name and you attend the virtual Annual Meeting, you may simply revoke your previously submitted Proxy by voting your shares at that time. If you receive more than one Proxy Card or Notice of Internet Availability of Proxy Materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the Annual Meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the virtual Annual Meeting. Please indicate on the Proxy Card whether or not you expect to attend the virtual Annual Meeting.

We appreciate your continuing support and look forward to your participation in the virtual Annual Meeting.

DATED:	April 22, 2021 Los Angeles, California
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Angelee J. Harris
Angelee J. Harris
General Counsel

This Proxy Statement and the Company’s 2020 Annual Report are available free of charge electronically online at
https://www.ir-hopebancorp.com/sec-filings/proxy-materials/default.aspx.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are brief answers to certain questions that you may have about the Hope Bancorp, Inc. 2021 annual meeting of stockholders (the “Meeting” or the “Annual Meeting”). We urge you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all of the information that might be important to you with respect to the Meeting. Additional important information is contained in the documents incorporated by reference into this Proxy Statement. See “Where You Can Find Additional Information.”

Unless otherwise indicated in this Proxy Statement or the context otherwise requires: references to “Hope,” “we,” “our” or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope. When we reference “Company”, we are referring to Hope Bancorp, Inc. and the use of “Bank” refers to Bank of Hope.

Questions About the Virtual Annual Meeting

Question	Answer
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company, otherwise known as a holder of record, as of the close of business on the Record Date, March 22, 2021, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. We began mailing this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 to our stockholders as of the Record Date on or about April 23, 2021.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/287772759. You also will be able to vote your shares online by attending the virtual Annual Meeting by webcast and by following the procedures set forth in this Proxy Statement. To participate in the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HOPE2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:30 a.m. Pacific Time on Thursday, May 20, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Why are you holding a virtual meeting instead of a physical meeting?
In light of the public health threats as a result of the COVID-19 pandemic and to help prevent the spread of the coronavirus, we believe conducting a virtual Annual Meeting this year is in the best interests of all of our stockholders. This will be our second time hosting a completely virtual meeting of stockholders, and we believe this virtual format will allow stockholder attendance and participation from any location around the world.

How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares directly through our transfer agent, Computershare), you do not need to separately register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hope Bancorp, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 19, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Question	Answer
Requests for registration should be directed to us at the following:
	By mail Computershare Hope Bancorp Legal Proxy P.O. Box 43001 Providence, RI 02940-3001	By email Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
In addition, the Company may, in its discretion, allow for guests to attend the Meeting.

Other General Questions About the Annual Meeting

Question	Answer
Why did you send me this Proxy Statement?
We are delivering this Proxy Statement and the enclosed Proxy Card to you because our board of directors is soliciting your vote at the 2021 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card by mail. You may also vote by Internet or telephone, as instructed on the Proxy Card.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is March 22, 2021 (the “Record Date”). On that date, 123,480,514 shares of our common stock were outstanding, which is our only class of voting stock. Along with this Proxy Statement and a Proxy Card, we are also sending you our 2020 Annual Report on Form 10-K for the year ended December 31, 2020. Electronic copies of this Proxy Statement and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2020 are also available electronically online at https://www.ir-hopebancorp.com/sec-filings/proxy-materials/default.aspx.

You may request printed copies by mail addressed to:

Hope Bancorp, Inc.
Attn.: Investor Relations
3200 Wilshire Boulevard, 5th Floor
Los Angeles, CA 90010

or, via email to investor@bankofhope.com or angie.yang@bankofhope.com by telephone to Ms. Angie Yang at (213) 251-2219. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

What am I being asked to vote on?
Our board of directors is soliciting proxies from holders of our common stock as of the Record Date to vote on the following matters:

• Election of 10 persons to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and have qualified;
• Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;
• Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement; and
• Such other matters, if any, that may be properly presented for consideration and action at the Annual Meeting.

Question	Answer
What is the vote required to approve each proposal?
The vote required to approve each proposal is as follows:

• Election of Directors. The 10 director nominees who receive the most votes will be elected. Accordingly, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your Proxy Card, your abstention will have no effect on the election of directors.

However, your abstention will have an effect on a particular director nominee’s receipt of an affirmative majority of votes cast. Our directors are elected by a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation from the board (conditioned upon acceptance by the board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the board for re-election at the next annual meeting.

• Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the appointment of Crowe LLP as Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2021 will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Stockholder ratification of the Audit Committee’s selection of Crowe as our independent registered public accounting firm is not required. We are submitting the selection of Crowe to you for ratification to obtain our stockholders’ views. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

• Nonbinding Advisory Vote to Approve the Named Executive Officers’ Compensation. The advisory and nonbinding vote to approve Named Executive Officer compensation will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding upon the board and may not be construed as overruling any decision by the board or Human Resources and Compensation Committee. However, the board and the Human Resources and Compensation Committee may, in their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

How does the board of directors recommend that I vote at the Annual Meeting?
The board of directors recommends that you vote as follows:

•“FOR” the election of each of the 10 director nominees;
•“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021;
•“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”; and
•in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.

We currently expect that our directors and executive officers will vote their shares “FOR” the foregoing proposals.

Question	Answer
What do I need to do now?
After you have carefully read this Proxy Statement and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted. If you hold stock in your name as a stockholder of record, you must complete, sign, date and mail your Proxy Card in the enclosed postage-prepaid return envelope as soon as possible, or use the Internet as described in the instructions included with your Proxy Card or voting instruction card or call the toll-free telephone number. If you hold your stock in “street name” through a bank or broker or other nominee, you must direct your bank or broker or other nominee to vote by following the instructions you have received from your bank or broker or other nominee.

What constitutes a quorum for the Annual Meeting?	The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. At the close of business on the Record Date, 123,480,514 shares of common stock were outstanding and entitled to vote. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?
No. Your bank, broker or other nominee cannot vote your shares without instructions from you, except for certain routine matters. You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee. Without instructions, your shares will not be voted, which will have the effect described below.

Why is my vote important?
If you do not vote by proxy or in person, it will be more difficult to obtain the necessary quorum to hold the Annual Meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker or other nominee how to vote, or abstaining from voting will have the same effect as a vote “AGAINST” certain of the proposals for the Annual Meeting.

Can I attend the virtual Annual Meeting and vote my shares during the Meeting?
Yes. All holders of common stock of Hope Bancorp, including holders of record and holders whose shares are held through banks, brokers, nominees or any other holder of record, are invited to attend the virtual Annual Meeting. Holders of record can attend and participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/287772759 on Thursday, May 20, 2021 at 10:30 a.m. Pacific Time. If you are a holder of record and wish to vote your shares electronically during the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HOPE2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions provided above.

Can I change or revoke my vote?
Yes. If you are a holder of record of Hope Bancorp common stock, you may change your vote or revoke your proxy at any time before it is voted by:

• signing and returning a Proxy Card with a later date;
• delivering a written revocation letter to the Company’s corporate secretary;
• attending the virtual Annual Meeting, and voting by ballot at the virtual Annual Meeting (attendance at the virtual Annual Meeting alone will not revoke your proxy); or
• voting by Internet or telephone.

A revocation letter or later-dated proxy first received by the Company after the vote will not affect the vote. Hope Bancorp’s corporate secretary’s mailing address is: Corporate Secretary, Hope Bancorp, Inc. 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.

If you hold shares of Hope Bancorp common stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Question	Answer
How many votes do I have?	Each share of common stock that you own entitles you to one vote. The Proxy Card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

How do I vote by proxy?
Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by Internet or telephone as described on the enclosed Proxy Card. You may also complete, sign and date the enclosed Proxy Card and return it promptly in the postage prepaid, self-addressed envelope provided. Returning the Proxy Card or voting by Internet or telephone will not affect your right to attend and/or vote during the virtual Annual Meeting, but will assure that your vote is counted if you become unable to attend the Annual Meeting.

If you properly fill in your Proxy Card and send it to us in time to vote or you timely vote by Internet or telephone, your “Proxies” (the individuals named on your Proxy Card) will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, your Proxies will vote your shares as recommended by the board of directors as follows:

•“FOR” the election of each of the 10 director nominees;
•“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”; and
•in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.

If you hold your shares of our common stock in “street name” (that is, through a bank, broker or other nominee) and you fail to instruct your bank, broker or nominee as to how to vote your shares of common stock, your bank, broker or nominee may, in its discretion, vote your shares, “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors or on the advisory vote to approve executive compensation, unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, if your shares are held by a broker, so that your vote with respect to directors and your nonbinding advisory vote on the compensation paid to our Named Executive Officers is counted.

How do I vote by Internet or telephone?
Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their Proxy Cards or voting instruction cards by Internet or telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in our stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your Proxy Card or voting instruction card forwarded by your broker, bank or other holder of record to see which options are available.

Stockholders of record in their own name may submit their proxies:
•through the Internet by visiting a website established for that purpose at www.investorvote.com/HOPE and following the instructions provided on that website; or
•by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Question	Answer
What will be the effect of broker non-votes?	“Broker non-vote” is the term commonly used to describe the situation in which a broker who is present at a stockholder meeting cannot vote shares with respect to a particular proposal under applicable stock exchange rules because the broker has not received voting instructions from the broker’s customer and the proposal is not considered a routine matter under applicable stock exchange rules. (See “How Do I Vote by Proxy” above.) Broker non-votes will be counted for purposes of determining the presence of a quorum at the virtual Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or by Proxy and entitled to vote with respect to a particular proposal.

Will any other matters be considered at the Annual Meeting?
The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

How do I present proposals or director nominees for consideration at next year’s annual meeting of stockholders?
For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our annual meeting of stockholders next year, proposals or nominees will need to comply with timing and other requirements of U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Proposals and nominees that stockholders seek to have included in the Company’s 2022 proxy statement must deliver the notice to our Legal Department not later than January 20, 2022. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

The persons named as Proxies for the Annual Meeting will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting.

Do I have rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?	None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

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PROPOSAL 1	ELECTION OF DIRECTORS

EXECUTIVE SUMMARY

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, our board of directors consists of 12 members, although the number of directors will be reduced to 10 effective at the conclusion of the Annual Meeting as a result of the previously reported decision of Chung Hyun Lee and Jin Chul Jhung, who have each served on the board of directors since 2011, not to stand for re-election and to retire. Messrs. Lee’s and Jhung’s respective decisions to retire and not to stand for re-election were not the result of any disagreements with the Board or the Company on matters related to the Company’s operations, policies or practices.

Mr. Lee is the founding director of the former Center Bank which merged with the former Nara Bank as a merger of equals (the “First MOE”) in 2011 creating the former BBCN Bank. BBCN Bank later merged with Wilshire Bank as a second merger of equals in 2016 creating Bank of Hope. Mr. Lee has served continuously on our board of directors and, before that, on the board of Center Bank for 35 years since the founding of Center Bank in 1986. Mr. Jhung joined the board of directors of the former Center Bank in 1998 and, as Chairman from 2009 to 2010, was instrumental in the signing of the definitive agreement for the First MOE. The board and the Company thank Messrs. Lee and Jhung for their tremendous contributions to the Company and the Bank over the years.

In addition, our former Audit Chair John R. Taylor passed away unexpectedly on April 18, 2021. Mr. Taylor served as a director of Hope Bancorp, Inc. and Bank of Hope since 2016 and, before that, Mr. Taylor served on the boards of directors of the former Wilshire Bancorp and Wilshire Bank since November 2011. Mr. Taylor was a senior audit partner in KPMG LLP’s Financial Services practice based in Los Angeles prior to his retirement on September 30, 2011. Mr. Taylor will be greatly missed on the board, and the board and Company send their deepest condolences to Mr. Taylor’s family during this difficult time.

Details about the current 10 director nominees, including their age and principal occupation, is set forth in the table below:

Name	Age(1)	Principal Occupation
Kevin S. Kim Chairman, President & Chief Executive Officer	63	Banker / Attorney / Accountant
Scott Yoon-Suk Whang Lead Independent Director	75	Retired Entrepreneur
Steven S. Koh Honorary Chairman	75	Entrepreneur
Donald D. Byun	69	Retired Entrepreneur
Jinho Doo	65	Retired Portfolio Manager / Financial Analyst
Daisy Y. Ha	46	Attorney
Joon Kyung Kim	62	Retired Auditor
William J. Lewis	77	Retired Banker / Credit Administration
David P. Malone President & Chief Operating Officer (Bank of Hope)	70	Banker
Dale S. Zuehls	70	Auditor / Consultant / Entrepreneur
______________
(1)    As of April 22, 2021.

Our board has nominated each of the 10 individuals identified above to serve as directors of Hope, each for a one-year term until the 2022 annual meeting of stockholders, or until their successors are duly elected and qualified.

Each of the 10 nominees has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable to serve as a director. The proxy holders named on the Proxy Card will vote all proxies for the election of the 10 director nominees listed above, unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the board of directors. The 10 director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting shall be elected as directors. Abstentions will have no effect on the election of directors.

It is the Company’s policy to encourage its director nominees to attend each of the Company’s annual meetings of stockholders, and all of the director nominees are expected to virtually attend the Meeting. All director nominees who were elected by the Company’s stockholders were in attendance at such meeting.

We believe that each director nominee has skills, experience and personal qualities which we seek in our directors, and that the combination of these director nominees creates an effective, engaged and well-functioning board that serves both Hope and our stockholders

NOMINEES FOR DIRECTOR AT THE ANNUAL MEETING

At the recommendation of the Nomination and Governance Committee, the board has nominated each of the 10 director nominees for re-election, each for a one-year term.

Each of the director nominees have each consented to being named as a director nominee in this Proxy Statement and agreed to serve if re-elected.

Set forth below is information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the board of directors.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROPOSAL.

DIRECTOR NOMINATION PROCESS

As specified in its charter, which was amended as of April 7, 2020, the Nomination and Governance Committee is appointed by the Hope board of directors, among other things, determine the desired composition of the board, to assist the board in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, and to recommend to the board the director nominees for the Company’s annual meetings of stockholders. The Nomination and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the board of directors or members thereof.

The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including the following:
•diversity of professional disciplines and backgrounds;
•experience in business, finance or administration;
•familiarity with national and international business matters;
•familiarity and experience with the commercial banking industry;
•personal prominence and reputation in the community, and ability to enhance the reputation of the Bank in the business community;
•availability of time to devote to the work of the board and one or more of its committees;
•specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;
•activities and associations of each candidate;
•interests of the stockholders as a whole;
•independence determination;
•how the candidate will further the strategic goals of the Company;
•how the candidate’s skill set fills a specific need identified by the Nomination and Governance Committee; and
•the extent to which a nominee may otherwise add diversity to the board of directors.

Nominations, other than those made by or at the direction of the board of directors or by the Nomination and Governance Committee, may only be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Secretary of the Company must set forth the following as to each person whom the stockholder proposes to nominate for election or reelection as a director:
•the name, age, business address and residence address of the person;
•the principal occupation or employment of the person;
•the class and number of shares of capital stock of the Company that are beneficially owned by the person; and
•any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
Additionally, the written nomination must also include the following information about the stockholder giving the notice:
•the name and record address of the stockholder; and
•the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the applicable procedures, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

Our board of directors believes that the following 10 director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

The following is a brief description of our current directors, each of whom have been nominated by the board of directors to stand for reelection as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of April 22, 2021, the date of this Proxy Statement. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than our Director Steven S. Koh, whose son, Peter Koh, currently serves as Executive Vice President and Chief Credit Officer of Bank of Hope, there are no family relationships between any of the directors, nominees or executive officers.

Kevin S. Kim
Chairman, President & Chief Executive Officer Age: 63
Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Chairman & Chief Executive Officer of Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors of the United Way of Greater Los Angeles. He is also a member of the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim received his B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

	Director Qualification Highlights	Committee Membership
	■Legal and public accounting background and expertise ■Public company board and management experience ■Community knowledge and relations	■Executive Committee (Chair) ■Strategy Committee ■Directors’ Loan Committee (Bank)

Scott Yoon-Suk Whang
Lead Independent Director Age: 75
Scott Yoon-Suk Whang was named Lead Independent Director of Hope Bancorp, Inc. and Bank of Hope effective May 23, 2019, after having served as Chairman of the board of directors since July 6, 2017. He has been a director of Company and Bank, formerly known as BBCN Bancorp and BBCN Bank, since 2007 and was integrally involved with the two mergers of equals creating Bank of Hope. He previously served in the capacities of Lead Independent Director from July 2016 to July 2017 and from March 2013 to June 2014, and also served as Vice Chairman of the Company from May 2012 through June 2014. Since joining the board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a goal-oriented entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises in 1985 and Avalanche Publishing, Inc. in 1990. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the western division of Daewoo International (USA) in 1985. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur.

Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economics.

	Director Qualification Highlights	Committee Membership
	■Extensive entrepreneurial experience ■Strategic planning, management and operations experience ■Community knowledge and relations	■Nomination & Governance Committee (Chair) ■Human Resource & Compensation Committee ■Executive Committee

Steven S. Koh
Honorary Chairman Age: 75
Steven S. Koh was named Honorary Chairman of the board of directors on July 6, 2017 in recognition of his 30-plus years of service on the Board, including the former Wilshire Bancorp and Wilshire Bank, during the last 24 years of which he served as Chairman. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016, Mr. Koh was appointed Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as Chairman since 1993. Mr. Koh also served as Chairman of the board of directors of Wilshire Bancorp, Inc. since its formation in December 2003 through the merger with BBCN. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Bank since 1986, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities. He is the first and only Korean American to serve on the board of directors of Cedars-Sinai, a position he was appointed to in 2016.

Mr. Koh received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

	Director Qualification Highlights	Committee Membership
■Extensive executive leadership and management experience in several industries, including financial services businesses

■Vast board experience for private and public companies

■Community knowledge and relations
■Executive Committee ■ Strategy Committee ■Asset/Liability Committee

Donald D. Byun
Independent Director Age: 69
Donald D. Byun has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as President and Chief Executive Officer until his retirement in 2013. He was also Founder, President and Chief Executive Officer of OTO Sportswear from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank, which was acquired by Hanmi Bank in April 2004.

Mr. Byun earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

	Director Qualification Highlights	Committee Membership
	■Extensive experience establishing successful business ventures in the apparel manufacturing industry ■Deep understanding of core commercial customer banking needs ■Community knowledge and relations	■Director’s Loan Committee (Chair) (Bank) ■Nomination & Governance Committee ■Executive Committee

Jinho Doo
Independent Director Age: 65
Jinho Doo has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. From 2012 to 2020, Mr. Doo was Chief Executive Officer of New York City-based Key Capital Management, LLC, where he managed a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean-American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department.

Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

	Director Qualification Highlights	Committee Membership
	■Deep knowledge and understanding of financial statement analysis ■Capital markets knowledge and experience ■Asset liability management experience	■Audit Committee (financial expert) ■Nomination & Governance Committee ■Asset/Liability Committee

Daisy Y. Ha
Independent Director Age: 46
Daisy Y. Ha has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, she returned to the United States District Court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Court of Appeal.

Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California, Berkeley, School of Law.

	Director Qualification Highlights	Committee Membership
	■Diverse legal experience and background ■Deep knowledge of employment law ■Community knowledge and relations	■Human Resource & Compensation Committee ■Strategy Committee ■Directors’ Loan Committee (Bank)

Joon Kyung Kim
Independent Director Age: 62
Joon Kyung Kim has served as a director of Hope Bancorp, Inc. and Bank of Hope since October 1, 2019. He is a Certified Public Accountant and retired from KPMG LLP on September 30, 2019 in accordance with firm’s mandatory retirement policy, after having served as National Partner in Charge of KPMG’s Korean practice since 2005. Having joined the firm in 1983, Mr. Kim was promoted to a Partner in 1999 and has led financial statement audits, operational reviews, credit risk management reviews, performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. He has also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. Previously, Mr. Kim served as a field examiner for the California Department of Business Oversight, formerly known as California State Department of Corporations from 1981 to 1983. Mr. Kim serves on the board of directors of DZS, Inc. (NASDAQ: DZS) serving as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

	Director Qualification Highlights	Committee Membership
■Extensive experience in public accounting and audit services to the financial services industry

■Deep knowledge of accounting requirements for public-company financial institutions

■Community knowledge and relations
■Asset/Liability Committee (Chair) ■Audit Committee (financial expert) ■Nomination & Governance Committee

William J. Lewis
Independent Director Age: 77
William J. Lewis has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since September 15, 2014. He previously served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank from 2002 to 2013, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank.

Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

	Director Qualification Highlights	Committee Membership
	■Leadership experience at publicly held, growth-oriented financial institutions ■Extensive banking and operational experience ■Extensive credit management background	■Board Risk Committee (Chair) ■Human Resource & Compensation Committee ■Directors’ Loan Committee (Bank)

David P. Malone
President & Chief Operating Officer (Bank of Hope) Age: 70
David P. Malone was promoted to President and Chief Operating Officer of Bank of Hope, effective July 1, 2019, and is responsible for oversight of legal, human resources, IT and strategy departments, as well as the mortgage and specialty banking groups. Previously, he served as Senior Executive Vice President and Chief Operating Officer of Bank of Hope from May 15, 2017 and was responsible for oversight of all support and administrative units of the Bank. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the Advisory Board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board.

Mr. Malone earned his B.S. degree in Accounting from CSUN.

	Director Qualification Highlights	Committee Membership
	■Leadership experience at growth-oriented financial institutions ■Extensive banking and operational experience ■Financial expertise	■Board Risk Committee ■Strategy Committee ■Asset/Liability Committee

Dale S. Zuehls
Independent Director Age: 70
Dale S. Zuehls was appointed to the boards of directors of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp and BBCN Bank, effective March 20, 2014. Mr. Zuehls has more than 40 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world. A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles.

Mr. Zuehls earned his B.S. in Accounting at California State University, Los Angeles, and a J.D. from Southwestern University School of Law in Los Angeles.

	Director Qualification Highlights	Committee Membership
	■Extensive audit, accounting, fraud, forensic and legal experience ■Financial expertise ■Risk management and corporate governance	■Human Resource & Compensation Committee (Chair) ■Audit Committee (Interim Chair) (financial expert) ■Nomination & Governance Committee

CORPORATE GOVERNANCE

In performing its role, our board of directors is guided by our Corporate Governance Guidelines, which was amended as of April 7, 2020. Our Corporate Governance Guidelines establish a framework for the governance of the board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our board of directors oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by our board of directors and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis. The full text of the Corporate Governance Guidelines can be found on our website at www.ir-hopebancorp.com, in the Governance Documents section under the Corporate Governance menu. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

In addition, the Company has adopted a Director Code of Ethics and Business Conduct that applies to all directors, as well as a Code of Ethics and Business Conduct which applies to all officers and employees, both of which are in the Corporate Governance section of our website. If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver.

Board Leadership Structure

Our board of directors is committed to having a sound governance structure that promotes the best interest of all Company stockholders. Our leadership structure includes the following principles:

•Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. Effective February 22, 2018, and as amended on April 7, 2020, we adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, although duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

•Independent Oversight. All of our directors are independent, except for Steven S. Koh, Kevin S. Kim, Chairman, President and Chief Executive Officer of the Company, and David P. Malone, President and Chief Operating Officer of the Bank. The board has affirmatively determined that the other seven current directors are independent under the applicable Listing Rules of the Nasdaq Stock Market.

•Chairman of the Board. The Chairman of the Board is appointed annually by the board of directors. Kevin S. Kim was appointed Chairman of the Board of the Company and Bank effective May 23, 2019, in addition to his roles as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, and has served in those capacities since. As Chairman of the Board, Mr. Kim’s responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our Lead Independent Director. The board believes the combination of the Chairman and Chief Executive Officer positions enhances efficiencies related to board administration.

•Lead Independent Director. In the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. Upon the combination of the Chairman and Chief Executive Officer positions, the board appointed Scott Yoon-Suk Whang as Lead Independent Director effective May 23, 2019, and he has served in that capacity since. The board adopted Lead Independent Director Guidelines, which were most recently amended as of April 7, 2020, and a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein. The Lead Independent Director Guidelines assist our Lead Independent Director in the exercise of his or her responsibilities, which include, among others, coordinating the evaluation process of and providing feedback to the Chairman related to his performance in collaboration with the Chair of the Human Resources and Compensation Committee, presiding over executive sessions of independent directors, which are typically held after each regularly scheduled board meeting and at such other times as deemed necessary at the discretion of the Lead Independent Director, and scheduling meeting agendas in collaboration with the Chairman of the Board.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The Listing Rules of the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel to ensure that the board of directors’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Listing Rules of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, the Company’s senior management and the Company’s independent registered accounting firm, the board of directors affirmatively has determined that all of our directors, other than our Honorary Chairman Steven S. Koh, our Chairman, President and Chief Executive Officer Kevin S. Kim, and our President and Chief Operating Officer of the Bank David P. Malone, are independent directors within the meaning of the applicable Listing Rules of the Nasdaq Stock Market. See “Board Leadership Structure” above.

Board Diversity

Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board of directors. This assessment includes the consideration of the following factors, among others:

•personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

•diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

•financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

•professional and personal accomplishments, including involvement in civic and charitable activities;

•educational background; and

•whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the board.

As currently comprised, our board of directors is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides expertise in accounting, auditing, financial reporting, banking, corporate management, investment management, investment banking, strategic planning, business acquisitions, legal, credit review and administration, marketing, international operations, technology, retail and small to middle-market business operations. The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis.

Committees of the Board

Our Company’s board of directors has five principal standing committees, the Audit Committee, Nomination and Governance Committee, Human Resources and Compensation Committee, Board Risk Committee and Asset/Liability Committee, along with two other standing committees, the Strategy Committee and Executive Committee. Other than the Audit Committee and the Nomination and Governance Committee, which operate at the Company level, all of the other committees are joint committees with the Bank. The Bank also has the Directors’ Loan Committee as a standing committee.

The chart below reflects the current composition of our board and each of its principal standing committees and the number of meetings held during the year:

= Committee Chair	= Committee Member	$	= Financial Expert

	Audit Committee	Nomination and Governance Committee	Human Resources and Compensation Committee	Board Risk Committee	Asset/Liability Committee
Scott Yoon-Suk Whang Lead Independent Director
Steven S. Koh Honorary Chairman
Donald D. Byun Independent Director
Jinho Doo Independent Director
Daisy Y. Ha Independent Director
Jin Chul Jhung Independent Director
Chung Hyun Lee Independent Director
William J. Lewis Independent Director
Joon Kyung Kim Independent Director
Dale S. Zuehls Independent Director
Executive Directors
Kevin S. Kim Chairman, President & Chief Executive Officer
David P. Malone President & Chief Operating Officer (Bank)
Meetings Held in 2020	15	5	9	10	10
___________
(1)    Mr. Zuehls was appointed as Interim Audit Committee Chair following the unexpected passing of our former Audit Committee Chair John R. Taylor on April 18, 2021.

During 2020, there were an aggregate of 13 joint meetings of the Company and Bank boards (12 regular and one special meeting). The number of meetings held by each standing committee is listed in the table above. All of the current directors attended at least 75% of the aggregate total number of meetings of the board and the committees on which they served during their periods of service in 2020.

Below is further information regarding the principal roles and responsibilities of the Audit Committee, Nomination and Governance Committee and the Human Resources and Compensation Committee.

Audit Committee

The Audit Committee is appointed by our board of directors to assist our board in overseeing the Company’s accounting and financial reporting practices, audits of financial statements, and to assist the board in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory related audit and accounting matters, including the Sarbanes-Oxley Act of 2002, qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Audit Committee include directors Dale S. Zuehls (Interim Chair), Jinho Doo, Joon Kyung Kim and Chung Hyun Lee. Mr. Zuehls was appointed Interim Audit Committee Chair following the unexpected passing of our former Audit Committee Chair John R. Taylor on April 18, 2021. Each of the members of the Audit Committee is “independent” as defined by our policy, the Listing Rules of the Nasdaq Stock Market and Rule 10a-3, promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The board of directors has affirmatively determined that each member of the Audit Committee is financially literate and has also determined that Dale S. Zuehls, Jinho Doo and Joon Kyung Kim each satisfy the requirements established by the SEC for qualification as an “audit committee financial expert.”

Nomination and Governance Committee

The Nomination and Governance Committee is appointed by our board of directors to assist our board in identifying qualified individuals to become board members, consistent with criteria approved by our board of directors, to determine the composition of the board of directors and to recommend to our board of directors the director nominees for each annual meeting. The Nomination and Governance Committee is also responsible for assuring that an appropriate governance structure is established and maintained and for conducting an annual assessment of our board of directors’ performance and effectiveness. The Nomination and Governance Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Nomination and Governance Committee include directors Scott Yoon-Suk Whang (Chair), Donald D. Byun, Jinho Doo, Joon Kyung Kim and Dale S. Zuehls. The board of directors has determined that each of the members of the Nomination and Governance Committee is “independent” as defined by the Listing Rules of the Nasdaq Stock Market.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (also referred to as “Compensation Committee”) is appointed by our board of directors to assist our board in establishing the overall compensation of our Chief Executive Officer and executive officers who have the title of “Executive Vice President” or above. The Compensation Committee is also responsible for considering and making recommendations to our board of directors concerning compensation, benefit plans, and implementation of sound personnel policies and practices.

The Compensation Committee monitors the performance of our executive officers in relation to applicable corporate goals and strategies, and seeks to ensure that compensation and benefits are at levels that enable us to attract and retain high quality employees, are consistent with our strategic goals, are internally equitable and are consistent with all regulatory requirements. The Compensation Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Compensation Committee include directors Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang. The board has determined that each of the members of the Compensation Committee is “independent” as defined the Listing Rules of the Nasdaq Stock Market.

The Compensation Committee meets at least four times a year and also holds special meetings and telephonic meetings to discuss extraordinary items, such as the hiring or dismissal of employees at the Executive Vice President level or above. The Chair of the Compensation Committee regularly reports to our board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed.

Additional information regarding the Compensation Committee is provided below under the caption “Compensation Discussion and Analysis - What Guides Our Executive Compensation Program - Roles and Responsibilities of Compensation Committee.”

Board Communication

A formal process for stockholder communications with our board of directors is posted in the corporate governance section of the Company’s website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Interested parties may communicate with the Company’s board of directors as follows:

By writing to:	By email to:
Hope Bancorp, Inc. Attn: Lead Independent Director 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	Scott.Whang@bankofhope.com

All communications must state the number of shares owned by the security holder making the communication. The Lead Independent Director will review each communication and forward it to our board of directors or to any individual director to whom the communication is addressed unless the communication is frivolous in nature, unduly hostile or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. Every effort is made to ensure that the views of stockholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Equity Ownership Guidelines

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our board of directors with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines, each independent director of the board must own shares of the common stock of the Company that are of at least three times the value of his or her annual director cash compensation within five years of their initial appointment or initial election to the board. The requirements of these provisions may be met by the vesting of performance units, the exercise of stock options or the purchase of our Company’s common stock in the open market.

Hedging and Pledging Prohibition

The Company’s Joint Insider Trading and Disclosure Policy, as amended and approved by the board of directors on April 7, 2020, explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance without exposing the organization to undue risk. Our board of directors recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and implementing steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

Our board of directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Thomas P. Stenger. In this process, risk is assessed throughout the Company by focusing on ten areas of risk, including risks relating to: credit, liquidity, market, operational, legal, human resources, compliance, information technology, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. Our board of directors provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management as further explained below.

•In particular, the Board Risk Committee is appointed by our board of directors to assist in overseeing the Company’s overall risk management program. The Board Risk Committee is responsible for establishing the Company’s Enterprise Risk Management (“ERM”) Framework and Policy, as well as development of the Company’s risk appetite statement, ensuring the appropriateness of the Company’s risk identification, measurement, monitoring and control, assessing the adequacy of risk policies established and enterprise risk exposures for each enterprise risk category, and reviewing and approving periodic capital and liquidity stress test assumptions, scenarios and results related to Dodd-Frank stress testing. The Board Risk Committee is responsible for ensuring the interrelatedness of risk is identified and measured across all areas of the Company’s operations. The Board Risk Committee assists our board of directors in fulfilling its oversight responsibility with respect to directing and overseeing the Company’s risk management program, including overseeing identified risk categories, such as regulatory, compliance and operational risk, as well as liquidity, market, information technology and information security risks, and works closely with the Company’s risk department.
◦Cybersecurity is a key consideration of operational risk and our Chief Information Security Officer, who reports to our Chief Risk Officer and has the responsibility for maintaining and continuing to develop and implement our cybersecurity and information security program enterprise-wide, subject to oversight by and reporting to the Board Risk Committee, which in turn reports directly to the board of directors. Cybersecurity is a top priority, and we aim to prevent data leakage or fraud in transactions throughout the enterprise through strong internal controls, the development of robust technology solutions, employee integrity and operating processes.
•The Strategy Committee assists our board in discharging its oversight over the assessment, development, implementation and/or adjustment of our strategic plan and the risks associated with such plan. In addition to overseeing strategic planning, the Strategy Committee is tasked with reviewing, evaluating, monitoring and providing overall guidance on our information technology related programs, projects and initiatives and making recommendations regarding significant information technology investments (including information security) in support of our strategic plan as well as identifying cybersecurity issues, threats and trends applicable to the financial industry and providing overall guidance and recommendations to ensure technology-related matters considered, planned and addressed as part of our strategic plan.
•The Audit Committee helps the board of directors monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department.
•The Director’s Loan Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities.
•The Asset/Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities.
•In overseeing compensation, the Human Resource and Compensation Committee strives to design incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Sound Incentive Compensation Policies.
•Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies and potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The Company provides a mix of cash and equity compensation to its directors commensurate with their positions on the board of directors and the board committees, which is intended to attract and retain qualified candidates to serve on our board of directors. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board related expenses.

The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Current Director Compensation Program, Effective June 9, 2020

Our current director compensation program went into effect as of June 9, 2020, and is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of a mix of cash and equity compensation, which replaced a director compensation program that was previously paid 100% in cash.

Below is the current schedule of director fees, effective as of June 9, 2020. All directors receive the annual retainer. The Lead Independent Director and Honorary Chairman receive retainers in addition to the director annual retainer. Finally, Committee Chairs also receive retainers in addition to the director annual retainer.

Schedule of Director Fees, Effective June 9, 2020
Description	Cash(1)	Equity(2)	Other Compensation(3)
Director Annual Retainer	$54,000	$54,000	$15,000
Lead Independent Director or Honorary Chairman Annual Retainer	$28,800	$28,800	$—
Committee Chair Annual Retainer	$7,200	$7,200	$—
_____________
(1)     In general, cash compensation is paid in monthly installments.
(2)     The equity awards are granted on or after the annual meeting when the director is elected to serve his or her term vesting within one year of the date of grant or, if earlier, at the anniversary of next year's annual meeting
(3)     Other compensation is the annual cost of health insurance, or cash in lieu thereof.

Director Compensation Program in Effect Before June 9, 2020

The following is the compensation program that was in effect for our non-employee directors before June 9, 2020, which was comprised of 100% cash compensation. The retainer for committee membership was irrespective of the number of committees on which the director serves. In addition, the Lead Independent Director and Honorary Chairman received retainers in addition to the director annual retainer. Committee Chairs also received retainers in addition to the committee membership retainers.

Schedule of Director Fees in Effect Before June 9, 2020
Description	Cash(1)	Other Compensation(2)
Director Annual Retainer	$54,000		$15,000
Lead Independent Director or Honorary Chairman Annual Retainer	$48,000		$—
Committee Membership Annual Retainer	$18,000		$—
Committee Chair Annual Retainer	$12,000	$
Board Meeting Fee(3)	$18,000	$
_____________
(1)     In general, cash compensation is paid in monthly installments.
(2)     Other compensation is the annual cost of health insurance, or cash in lieu thereof.
(3)     The meeting fee is $1,500 per meeting; the annualized fee assumes 12 meetings per year.

2020 Summary Table of Director Compensation

The following table presents information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
NON-EMPLOYEE DIRECTORS AS OF DECEMBER 31, 2020
Scott Yoon-Suk Whang (Lead Independent Director)	$115,000	$89,992	$—	$—	$15,000	$219,992
Steven S. Koh (Honorary Chairman)	$105,800	$82,794	$—	$—	$15,000	$203,594
Donald D. Byun	$73,200	$61,194	$—	$—	$15,000	$149,394
Jinho Doo	$69,000	$53,997	$—	$—	$15,000	$137,997
Daisy Y. Ha	$69,000	$53,997	$—	$—	$15,000	$137,997
Jin Chul Jhung	$69,000	$53,997	$—	$—	$15,000	$137,997
Joon K. Kim	$73,200	$61,194	$—	$—	$15,000	$149,394
Chung Hyun Lee	$75,200	$53,997	$—	$—	$15,000	$144,197
William J. Lewis	$78,200	$61,194	$—	$—	$15,000	$154,394
John R. Taylor(4)	$78,200	$61,194	$—	$—	$15,000	$154,394
Dale S. Zuehls	$78,200	$61,194	$—	$—	$15,000	$154,394
FORMER NON-EMPLOYEE DIRECTORS
Steven J. Didion(5)	$42,500	$—	$—	$—	$6,028	$48,528
James U. Hwang(6)(7)(8)	$168,000	$85,937	$—	$—	$12,500	$266,437

__________________
(1)    Amounts shown include payment of board membership retainer fees for the Company and Bank board meetings and committee membership fees. For Mr. Whang, amount shown also includes retainer payments as Lead Independent Director. For Mr. Koh, amount shown also includes retainer payments as Honorary Chairman.

(2)    The following table presents: (a) the aggregate number of restricted stock units (“RSUs”) granted to each current non-employee director during 2020, the grant date fair values of which are reflected in the table above; and (b) the aggregate number of outstanding unvested RSUs held by the current non-employee directors at December 31, 2020; and (d) the aggregate number of outstanding options (both vested and unvested) held by the current non-employee directors at December 31, 2020. The unvested RSUs listed below generally vest on the one-year anniversary of the grant date.

Awards Reflected in the Table Above		Aggregate Awards Outstanding as of December 31, 2020
Name	RSUs Granted During the Year Ended December 31, 2020	Aggregate Number of Unvested RSUs Outstanding	Aggregate Number of Vested and Unvested Options Outstanding
Non-Employee Directors as of December 31, 2020
Scott Yoon-Suk Whang	9,803	9,803	20,000
Steven S. Koh	9,019	9,019	141,677
Donald D. Byun	6,666	6,666	20,000
Jinho Doo	5,882	5,882	20,000
Daisy Y. Ha	5,882	5,882	52,540
Jin Chul Jhung	5,882	5,882	20,000
Joon Kyung Kim	6,666	6,666	—
Chung Hyun Lee	5,882	5,882	20,000
William J. Lewis	6,666	6,666	20,000
John R. Taylor	6,666	6,666	20,000
Dale S. Zuehls	6,666	6,666	20,000
Former Non-Employee Directors
Steven J. Didion	—	—	—
James U. Hwang	6,666	—	—

The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date. The closing price of the Company’s common stock on June 18, 2020 was $9.18. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation-Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 12 Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2020 on the Company’s accounting for share-based compensation plans.
(3)    Amounts include payments made to directors for or in lieu of receiving health insurance coverage paid by the Company: $15,000 each to Ms. Ha and Messrs. Whang, Byun, Doo, Jhung, Kim, Koh, Lee, Lewis, Taylor and Zuehls; $12,500 to Mr. Hwang; and $6,250 to Mr. Didion.
(4)    Mr. Taylor unexpectedly passed away on April 18, 2021.
(5)    Mr. Didion elected not to stand for re-election at the Company’s 2020 Annual Meeting of Stockholders. Accordingly, Mr. Didion completed his services as a member of the Board of Directors of the Company on June 9, 2020.
(6)    On October 13, 2020, Mr. Hwang submitted his resignation from the boards of directors of the Company and Bank, and his resignation was accepted by the Board of Directors on October 15, 2020.
(7)    In addition to Mr. Hwang’s board membership retainer fees, amount reported in the Fees Earned or Paid in Cash column includes fees totaling $100,000 that was paid to Mr. Hwang as compensation for strategic planning services rendered during the year ended December 31, 2020.
(8)    Amount reported in the Stock Awards column includes the grant date fair value of RSUs issued to Mr. Hwang during the year ended December 31, 2020, as well as the incremental fair value of RSUs that were accelerated in connection with Mr. Hwang’s resignation from the board of directors on October 15, 2020.

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:
•Review the quarterly and audited annual financial statements;
•Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and
•Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of our board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2021. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

We are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the virtual Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before the independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee and, if delegated, subsequently ratified at the next scheduled Audit Committee meeting.

FEES PAID TO CROWE

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2020 and 2019 were:

	2020
Audit fees	$2,007,142	$2,128,775
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$2,007,142	$2,128,775

The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2020 and 2019. Audit fees also include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2020 and 2019. No audit-related fees, tax fees or other fees were incurred in 2020 or 2019.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

The following Audit Committee Report is dated as of April 14, 2021. After the date of this Report, our Audit Committee Chair John R. Taylor unexpectedly passed away and Dale S. Zuehls was appointed Interim Chair effective as of April 19, 2021.

In performing its functions, the Audit Committee in 2020 met and held discussions with management of the Company and the Bank and with Crowe, the independent registered public accounting firm for the Company and the Bank for the year ended December 31, 2020. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:
•Reviewed and discussed the financial statements with management and the independent auditor;
•Discussed with the independent auditor the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 61, Communications with Audit Committees; and
•Received the written disclosures and the letter from the independent auditor required by the PCAOB and Independence rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed any relationships that may impact the objectivity and independence of Crowe, and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted by the Audit Committee:

John R. Taylor (Chair)
Dale S. Zuehls (Interim Chair effective as of April 19, 2021)
Jinho Doo
Joon Kyung Kim
Chung Hyun Lee

Date of Audit Committee Report: April 14, 2021

PROPOSAL 3	NONBINDING ADVISORY VOTE TO APPROVE COMPENSATION PAID TO “NAMED EXECUTIVE OFFICERS”

ADVISORY RESOLUTION

We believe our executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote, on a nonbinding, advisory basis, on the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company asks stockholders annually to vote on the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in the Proxy Statement.”

Your vote will be advisory, which means that it will not be binding upon our board of directors or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our board of directors or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our board of directors or our Compensation Committee. Notwithstanding the foregoing, our board of directors and our Compensation Committee will consider the nonbinding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis section. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Vote Required

The affirmative vote of holders of the majority of the shares represented in person or by proxy and voting at the virtual Annual Meeting is needed to approve this proposal, provided that such shares also constitute at least a majority of the required quorum.

Board Recommendation

The Compensation Committee and our board of directors believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

✓	THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” THE NONBINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER QUALIFICATIONS AND EXPERIENCE

The business experience and qualifications of each of our current designated Section 16 officers is presented in the following section. No executive officer has any family relationship with any other executive officer or any director, except that our Chief Credit Officer is related to director and Honorary Chairman Steven S. Koh.

Name	Age	Position
Kevin S. Kim	63	Chairman, President and Chief Executive Officer
Alex Ko	54	Chief Financial Officer
David P. Malone	70	President and Chief Operating Officer (Bank)
Jason K. Kim	54	Western Regional President (Bank)
Kyu S. Kim	60	Eastern Regional President (Bank)
Peter Koh	44	Chief Credit Officer (Bank)
Thomas P. Stenger	62	Chief Risk Officer

Kevin S. Kim
Chairman, President & Chief Executive Officer (Director Nominee)
Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Chairman & Chief Executive Officer of Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors of the United Way of Greater Los Angeles. He is also a member of the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Alex Ko
Chief Financial Officer
Alex Ko was promoted to Senior Executive Vice President from Executive Vice President in April 2021 and has served as Chief Financial Officer of Hope Bancorp, Inc. and Bank of Hope since 2017. He is responsible for the overall financial strategy at the Company. In addition to having oversight responsibility for accounting, financial reporting, treasury, investments, investor relations, SOX and enterprise modeling analytics, he leads the company’s management of interest rate risk, budgeting and profitability analysis. His career spans more than 25 years in the financial services industry with extensive experience in mergers and acquisitions and financial planning and execution. Prior to the merger, he was Executive Vice President and Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank and was integrally involved with multiple acquisitions during his tenure. He is a certified public accountant and was a senior audit manager at KPMG, LLP.

Mr. Ko earned his B.A. in Economics from Yonsei University and his M.A. in Accounting from the University of Southern California. He was honored by the Los Angeles Business Journal as CFO of the Year in 2017, and he also completed the Emerging CFO: Strategic Financial Leadership Program at Stanford University Graduate School of Business in 2020.

David P. Malone
President & Chief Operating Officer (Bank) (Director Nominee)
David P. Malone was promoted to President and Chief Operating Officer of Bank of Hope, effective July 1, 2019, and is responsible for oversight of legal, human resources, IT and strategy departments, as well as the mortgage and specialty banking groups. Previously, he served as Senior Executive Vice President and Chief Operating Officer of Bank of Hope from May 15, 2017 and was responsible for oversight of all support and administrative units of the Bank. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the Advisory Board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board.

Mr. Malone earned his B.S. degree in Accounting from CSUN.

Jason K. Kim
Western Regional President (Bank)
Jason K. Kim was promoted to Senior Executive Vice President in April 2020 and has served as Western Regional President of Bank of Hope since July 1, 2019, responsible for oversight of all commercial lending functions and retail branches in California, as well as the Bank’s SBA department. Previously, he served as Executive Vice President and Chief Commercial Banking Officer, effective May 1, 2017, and was responsible for oversight of the SBA department, as well as shared oversight responsibility for commercial and commercial real estate lending in the Western Region. Prior to this, he served as Executive Vice President and Chief Lending Officer of Bank of Hope, formerly known as BBCN Bank, from December 1, 2011 and was responsible for overseeing the SBA, equipment lease finance and credit card units. Prior to the merger of equals of Nara Bank and Center Bank creating BBCN, he served as Chief Credit Officer of Center Bank from April 2007 and was promoted to Executive Vice President in December 2010. A 27-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007 during which time, the SBA department received recognition for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Bank’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006.

Mr. Kim earned his B.A. in Economics from the University of California, Los Angeles.

Kyu S. Kim
Eastern Regional President (Bank)
Kyu S. Kim was appointed Senior Executive Vice President and Eastern Regional President of Bank of Hope, effective May 1, 2017, and is responsible for oversight of all commercial lending functions and retail branches in New York, New Jersey, Virginia and Alabama. Previously, she was named Senior Executive Vice President and Head of Community Banking for Bank of Hope effective July 29, 2016 and was responsible for leading the business operating units of all legacy commercial lending teams and the retail branch network following the merger of BBCN Bank and Wilshire Bank. A 20-plus year veteran of Bank of Hope, formerly known as BBCN Bank, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and served as Chief Operating Officer from August 2013 through July 2016. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank following the merger of Nara Bank and Center Bank completed on November 30, 2011. Ms. Kim joined the former Nara Bank in 1998 and is credited with building the Bank’s eastern region presence from the ground up, most recently serving as Executive Vice President and Eastern Regional Manager from April 2008 through November 2011. Prior to joining Nara Bank, she was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997.

Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Peter Koh
Chief Credit Officer (Bank)
Peter Koh was named Executive Vice President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016 and is responsible for oversight of all credit administration functions, as well as the appraisal and special assets departments. Previously, he served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. Mr. Koh initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. He then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope.

Mr. Koh earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California.

Thomas P. Stenger
Chief Risk Officer (Bank)
Thomas P. Stenger was appointed Executive Vice President and Chief Risk Officer of Bank of Hope effective February 11, 2019, and is responsible for all areas of risk, compliance and BSA management. Prior to joining the Bank, he was a Managing Director at PricewaterhouseCoopers from 2011 where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to recent regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including, market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for the risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, he served GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk through 2001. He began his career with financial institutions in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President.

Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

Dale S. Zuehls (Chair)
Daisy Y. Ha
Jin Chul Jhung
William J. Lewis
Scott Yoon-Suk Whang

Date: April 14, 2021

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for our 2020 Named Executive Officers and how we have modified our programs to meet the Company’s needs in the future.

Identification of Our Named Executive Officers

Our 2020 Named Executive Officers, whom we also refer to as NEOs, consist of the following executive officers: (i) our Chief Executive Officer; (ii) our Chief Financial Officer; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2020. In addition, we may identify up to two former executive officers as NEOs who would have been so included on the basis of his or her 2020 compensation if he or she had remained an employee at year end. The following table lists our 2020 NEOs:

2020 Named Executive Officers

Name	Title
Kevin S. Kim	Chairman, President & Chief Executive Officer
Alex Ko	Chief Financial Officer
David P. Malone	President & Chief Operating Officer (Bank)
Kyu S. Kim	Eastern Regional President (Bank)
Thomas P. Stenger	Chief Risk Officer (Bank)

Executive Summary

2020 Financial and Strategic Business Performance
2020 was a historic year engulfed by the global COVID-19 pandemic that led to unprecedented government actions, as well as the important racial justice movement, widespread social unrest, and a heightened political environment. Difficult times, however, often inspire adaptation and even growth. As an organization, we came together with hope in our pandemic response and despite the extraordinarily challenging business environment, we persevered and delivered another year of consistent execution on our strategic priorities.

Deposits increased 14% year-over-year to $14.33 billion at December 31, 2020, but more importantly, our deposit composition improved with noninterest bearing deposits increasing to 34% of total deposits at year-end 2020 from 25% the prior year. This favorable shift in our deposit base to lower-costing core deposits contributed to considerable reductions in our total cost of deposits throughout the year.

Although the business environment was extremely challenged with the pandemic shutdowns, our continued success in banking middle-market commercial borrowers and active participation in the SBA Paycheck Protection Program contributed to new loan originations of $3.08 billion in 2020, compared with $2.49 billion in the prior year. Loans receivable at year-end 2020 totaled $13.56 billion, increasing 10% over December 31, 2019. We are particularly pleased that our focus on originating a well-balanced mix of loans resulted in a year-over-year improvement in the composition of our loan portfolio with commercial loans increasing to 30% of total loans at year-end 2020 from 22% a year earlier, and commercial real estate loans decreasing to 65% from 71%, respectively.

While total assets at December 31, 2020 increased 9% year-over-year to $17.11 billion, this growth was achieved with minimal increase in noninterest expenses. As a percentage of average assets, noninterest expense decreased to 1.72% for 2020 from 1.86% for 2019, and our efficiency ratio improved to 54.45% for 2020 from 54.74%.

Asset quality remained relatively healthy notwithstanding the pandemic with nonperforming assets to total asset of 0.84% at December 31, 2020, versus 0.78% a year earlier. Our loss experience continued to be very low with net charge offs of 7 basis points of average loans for 2020, compared with 4 basis point for 2019.

The implementation of the Current Expected Credit Losses methodology in 2020 and the additional build up of reserves in light of the pandemic’s impact on certain business sectors resulted in our provision for credit losses totaling $95.0 million for 2020, compared with $7.3 million in 2019. This had a material and expected impact on our profitability, and net income totaled $111.5 million in 2020, compared with $171.0 million in 2019.

At year-end 2020, the Company continued to maintain robust capital levels with total risk-based capital at 12.87%, leverage ratio at 10.22%, and common equity tier 1 capital at 10.94%. Underscoring the confidence of our board and management, we maintained our dividend at $0.14 per share each quarter.

Our financial performance in 2020 affirmed Bank of Hope’s position as one of the leading Asian American banks in the country. We have a robust capital position to support future growth, ample liquidity and a diversified deposit and loan portfolio. Together with our board and management’s commitment to operational efficiencies while continuing to invest our organization, we believe we have strengthened the foundation for enhanced financial performance in the years ahead.

2020 Stockholder Feedback

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. At the Company’s annual meeting of stockholders on June 9, 2020, approximately 97.5% of the votes cast supported our executive compensation practices. The Compensation Committee considered this a strong endorsement of its decisions and policies, as well as the overall design and direction of the Company’s executive compensation program.

2020 Compensation Decisions

The three key elements of our compensation program are:

Base Salary	We pay base salaries commensurate with an executive’s position and experience.
Short-Term Incentive Plan (“STIP”)
NEOs are given the opportunity to earn a target annual incentive as a percent of their base salary. These awards are paid as a mix of cash and equity. The actual incentives paid to our NEOs under the short-term incentive plan (“2020 STIP”) were paid in March 2021 and were comprised 60% as a cash incentive and 40% as an equity incentive that vests 50% on each of the first two anniversaries of the grant date.

Long-Term Incentive Plan (“LTIP”)
In a continuing effort to align, motivate and reward participants for their contributions to the Company’s long-term financial success and growth, the Company has a long-term incentive plan. The Compensation Committee awarded equity grants to our NEOs that are 50% time-vested and 50% performance-contingent on a three-year time frame.

Below is a summary of the basic compensation decisions made by the Compensation Committee for our NEOs for 2020. This summary is not a substitute for and does not describe all of the compensation set forth in the Summary Compensation Table set forth later in this document. Many of these decisions were made while the COVID-19 pandemic was starting to develop in the United States, with the Compensation Committee monitoring developments but ultimately not implementing any adjustments or changes to the overall program as a result of the COVID-19 pandemic.

Regarding the annual cash incentive, our Chief Executive Officer’s actual incentive paid out at 62% of his target opportunity based on achievement of the relevant performance metrics. The awards in the table below include a time-vesting component of LTIP awards that are granted as restricted stock units (“RSUs”) and a performance-vesting component of LTIP awards that are granted as performance share units (“PSUs”), contingent on the achievement of pre-established performance goals relating to relative return on average assets (“ROAA”) and relative stockholder return (“TSR”). The awards also include the equity component of the 2019 STIP plan that was awarded as RSUs that vest over time.

Executive	Base Salary	Actual Cash Incentive	Equity Incentives			TOTAL
			Award Type	Grant Date Fair Value or Target Payout(1)	Vesting Period
Kevin S. Kim Chairman, President & Chief Executive Officer	$978,500	$605,447	LTIP (Performance-Based Relative ROAA)	$305,783	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$305,783	3-Year Cliff
			LTIP (Time-Based)	$611,588	3 Years	$2,807,101
Alex Ko Chief Financial Officer	$380,433	$87,000	2019 STIP (Time-Based)	$62,039	2 Years
			LTIP (Performance-Based Relative ROAA)	$40,600	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$40,600	3-Year Cliff
			LTIP (Time-Based)	$81,200	3 Years	$691,872
David P. Malone President & Chief Operating Officer (Bank)	$540,540	$122,400	2019 STIP (Time-Based)	$90,197	2 Years
			LTIP (Performance-Based Relative ROAA)	$83,230	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$83,230	3-Year Cliff
			LTIP (Time-Based)	$166,460	3 Years	$1,086,057
Kyu S. Kim Eastern Regional President (Bank)	$391,502	$84,800	2019 STIP (Time-Based)	$62,916	2 Years
			LTIP (Performance-Based Relative ROAA)	$30,450	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$30,450	3-Year Cliff
			LTIP (Time-Based)	$60,900	3 Years	$661,018
Thomas P. Stenger Chief Risk Officer	$410,652	$66,000	2019 STIP (Time-Based)	$48,837	2 Years
			LTIP (Performance-Based Relative ROAA)	$32,480	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$32,480	3-Year Cliff
			LTIP (Time-based)	$64,960	3 Years	$655,409
_____________
(1)     For each performance-based LTIP award, the value shown assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $8.12, the closing price on April 22, 2020, the date of grant.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behaviors through the following processes, policies and practices:

•Stock ownership policy;
•Clawback policy;
•No tax gross ups;
•No automatic “single trigger” vesting upon a change of control;
•Independent compensation consultant retained and consulted, as needed; and
•No excessive perquisites.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs are those that align the interests of our NEOs with those of our stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

•levels of base salary that are competitive with companies in our peer group;
•annual cash incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives; and
•long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for employees at the Executive Vice President level and above (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee, and the Chief Internal Auditor reports directly to the Audit Committee. The Chairs of the Board Risk Committee and Audit Committee provide input on compensation decisions for the Chief Risk Officer and Chief Internal Auditor, respectively, in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, subject to the overall authority of the board of directors, including assessment of the risk profile of each compensation policy and practice, and for assessing and recommending to the board for approval of the total compensation paid to the Chief Executive Officer and Executive Vice President officers and above of the Company. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for our executive officers. The Compensation Committee may engage the advice of outside experts, including compensation consultants. It is the Compensation Committee’s policy to engage only advisors that the Compensation Committee determines to be sufficiently independent. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations. A copy of the Compensation Committee’s charter may be found in the Corporate Governance section of our website at www.ir-hopebancorp.com.

The Role of the Independent Compensation Consultant

The Compensation Committee at times retains the services of independent consultants to assist the Compensation Committee with its consideration of the Company’s compensation policies, programs and practices.

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement of Pearl Meyer as its independent consultant for fiscal 2020 on an ad-hoc, project basis. Pearl Meyer provides expertise on competitive pay practices and program design, and serves as an objective third-party advisor in assessing the reasonableness of compensation levels and performance metrics, as needed. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee.

The Role of Peer Groups

The Compensation Committee, with input from its compensation consultant, if needed, periodically reviews the composition of peer companies against which the Company evaluates itself for compensation purposes.

The Compensation Committee revised in December 2018 the peer group (the “Peer Group”) to be used in making compensation decisions to generally include all commercial banks in the United States with total assets between 70% and 200% of the Bank as of the most recent year-end, excluding banks in Alaska, Hawaii and Puerto Rico and annually adjusts the Peer Group as of the most recent year-end based on this metric. For 2020 compensation targets and other compensation decisions such as base salary increases, the Peer Group approved by our Compensation Committee for 2020 was determined based on a December 31, 2019 measurement date. This Peer Group is set forth below:

☐ Ameris Bank	☐ Arvest Bank	☐ Atlantic Union Bank
☐ BancorpSouth Bank	☐ Bank OZK	☐ Banner Bank
☐ Berkshire Bank	☐ Bremer Bank, National Association	☐ Cadence Bank, N.A.
☐ Cathay Bank	☐ Centennial Bank	☐ CenterState Bank, National Association
☐ CIBC Bank USA	☐ Citizens Business Bank	☐ City National Bank of Florida
☐ Columbia State Bank	☐ Commerce Bank	☐ Eastern Bank
☐ First Financial Bank	☐ First Interstate Bank	☐ First Midwest Bank
☐ FirstBank	☐ Glacier Bank	☐ Great Western Bank
☐ Hancock Whitney Bank	☐ Old National Bank	☐ Pacific Premier Bank
☐ Pacific Western Bank	☐ Pinnacle Bank	☐ Prosperity Bank
☐ Renasant Bank	☐ Simmons Bank	☐ South State Bank
☐ TCF National Bank	☐ TowneBank	☐ Trustmark National Bank
☐ UMB Bank, National Association	☐ Umpqua Bank	☐ United Bank
☐ United Community Bank	☐ Washington Federal Bank, National Association	☐ Webster Bank, National Association
☐ WesBanco Bank, Inc.	☐ Western Alliance Bank

Based on the Peer Group, as of December 31, 2019, the Company’s total assets were positioned at the 36th percentile of Peer Group and operating revenue at the 16th percentile of Peer Group.

The Compensation Committee considered target compensation relative to compensation of similarly positioned executives among the Peer Group banks when making executive compensation decisions for 2020.

In addition to the Peer Group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels for the CEO or other NEOs. In addition to peer data, the Compensation Committee also reviews individual and Company performance, the position, responsibilities within the Company, and other factors to determine total compensation for the NEOs.

Elements of Compensation

The three primary elements of our executive compensation structure are base salary, short-term annual incentive awards and long-term equity incentive awards.

The following describes the objectives and policies underlying each of the elements of our executive compensation program.

Base Salary

Base salary is the fixed component of total direct compensation. We believe that base salaries should be competitive with the salaries paid by comparable banking institutions based on each individual executive officer’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target bonuses under our short-term annual incentive program generally are set as a percentage of base salary.

Following a peer compensation analysis conducted internally in early 2020, the Compensation Committee approved a 3% cost-of-living salary increase for our Chief Executive Officer and, based on further recommendations of our Chief Executive Officer, reviewed and approved:
•a 10% increase in the base salary of our President & Chief Operating Officer due to a review of peer compensation analysis in recognition of his promotion to President of the Bank in July 2019 and his increased oversight and responsibility due to this role; and
•base salary increases for each of our other NEOs between 2.7% and 5% in order to maintain base salaries near market-competitive levels.

The salary increases between 2.7% and 5% are in line with the annual merit adjustments for employees Company wide.

The 2020 and 2019 base salaries for the NEOs were as follows:

NEO	2019 Base Salary	2020 Base Salary	Year-over-Year % Change
Kevin S. Kim	$950,000	$978,500	3.0%
Alex Ko	$362,317	$380,433	5.0%
David P. Malone	$491,400	$540,540	10.0%
Kyu S. Kim	$380,099	$391,502	3.0%
Thomas P. Stenger	$400,000	$410,652	2.7%

Annual Incentive Awards

Executive officers are given the opportunity to earn a target annual incentive as a percent of their base salary. Our annual performance-based incentive compensation program is designed to align the interests of our NEOs with those of our stockholders and provides for cash and equity compensation opportunities. Awards are driven by criteria primarily tied to the Bank’s performance.

Our Chief Executive Officer has the opportunity to earn a target annual cash incentive under a performance-based annual incentive program, which is paid 100% in cash as required by the terms of his employment agreement. For 2020, the Compensation Committee maintained our Chief Executive Officer’s target annual incentive award opportunity at 100% of his base salary, with the Chief Executive Officer’s actual incentive paid out at 62% of the target based on achievement of the relevant performance metrics.

Our other NEOs have the opportunity to earn a discretionary annual target incentive award under the Company’s short-term annual incentive plan, or STIP, ranging from 40% to 60% of their respective base salaries. These awards are paid as a mix of cash and equity. The actual incentives paid to our NEOs under the 2020 STIP were paid in March 2021 and were comprised 60% as a cash incentive and 40% as an equity incentive that vests 50% on each of the first two anniversaries of the grant date. Given the discretionary nature of the STIP and varying accounting treatments of the cash and equity, for these NEOs the Summary Compensation Table reports the cash portion of the 2020 STIP in each respective NEO’s 2020 compensation along with the equity portion payout of the prior year’s 2019 STIP that was awarded in March 2020.

The following sections discuss the Compensation Committee’s criteria used to determine 2020 annual incentive awards for our Chief Executive Officer and other NEOs. Many of these decisions were made while the COVID-19 pandemic was starting to develop in the United States, with the Compensation Committee monitoring developments but ultimately not implementing any adjustments or changes to the overall program as a result of the COVID-19 pandemic.

Chief Executive Officer Annual Incentive Award: Performance Measures and Results

Mr. Kim’s target opportunity for 2020 is as follows, with corporate performance criteria 63% on the Company’s profitability and 37% on the Company’s balance sheet growth:

Executive	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity
	Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin S. Kim	50%	100%	125%	$489,250	$978,500	$1,223,125

In early 2021, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to approved goals to determine the annual incentive award payout for the Chief Executive Officer. As reflected in the chart below, the Company was below threshold for two metrics relating to profitability, but above the maximum for one profitability metric and both metrics relating to balance sheet growth. Based on these results, the Compensation Committee approved an annual incentive payout to the Chief Executive Officer, in accordance with the scorecard illustrated below, equal to approximately 62% of his target opportunity, or $605,447.

Performance Measures	Weight	2020 Performance Goals			Actual Results	Performance Achieved	Cash Incentive Earned	Actual Incentive paid as % of Target
		Minimum	Target	Maximum
Profitability	63.0%
Return on Average Assets	12.5%	0.78%	0.98%	1.08%	0.68%	Below Threshold	$—	—%
Return on Average Equity	38.0%	5.97%	7.46%	8.21%	5.49%	Below Threshold	$—	—%
Efficiency Ratio	12.5%	59.63%	56.79%	55.37%	54.45%	Above Maximum	$152,891	125%
Balance Sheet Growth	37.0%
Deposit Growth (retail)	18.5%	2.80%	3.50%	3.85%	19.67%	Above Maximum	$226,278	125%
Total Loan Growth	18.5%	2.40%	3.00%	3.30%	10.15%	Above Maximum	$226,278	125%

TOTAL	100%						$605,447

Other NEO’s Annual Incentive Awards: Company Performance Objectives and Individual Evaluation

Annual incentive awards for all other senior employees with a title of First Vice President and above, including NEOs, other than the Chief Executive Officer, are paid under a discretionary performance incentive plan. This program was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. This discretionary performance incentive plan is administered by the Chief Executive Officer and approved by the Compensation Committee.

Our other NEOs have the opportunity to earn a discretionary annual target incentive award under the STIP at rates that have historically ranged from 40% to 60% of their respective base salaries. Awards granted under the STIP are paid using a mix of cash and equity awards. Equity awards further receive a 10% value premium over the cash payments and are paid out in shares of our common stock based on the fair market value of our common stock on the grant date, vesting 50% on each of the first two anniversaries of the grant date. For our NEOs (other than our Chief Executive Officer), the Compensation Committee reviewed the mix of cash and equity awards and decided to leave the mix unchanged from 2019. As a result, the 2020 STIP awards were approved to be paid out 60% as a cash incentive and 40% as an equity incentive that vests 50% on each of the first two anniversaries of the grant date. We believe this ensures that our NEOs consider the long-term performance and growth of the Company while delivering short-term results.

Historically, the program measured performance against agreed-upon goals in determining incentive awards for each NEO, other than our Chief Executive Officer. Bank performance and individual goals were defined at the beginning of each year to establish incentive award opportunities for each level of management. Beginning in 2018, the Compensation Committee established Bank performance goals for the year, achievement of which would result in creation of an overall Company bonus pool, and transitioned from agreed-upon individual goals to more subjective qualitative measures based on the annual evaluation for each individual. The achievement of such qualitative measures is determined by our Chief Executive Officer for our other NEOs following completion of our fiscal year. Based on his evaluation of such measures, our Chief Executive Officer recommends to the Compensation Committee (and our Compensation Committee approves, in its discretion, based on such recommendation) the annual bonuses for our NEOs from the established bonus pool. In addition, our Compensation Committee retained discretion to reduce the overall Company bonus pool based on the Company’s overall performance and stockholder returns for the year.

Given the discretionary nature of the STIP and due to the varying accounting treatments of the cash and equity, for these NEOs the Summary Compensation Table below reports in their respective 2020 compensation (i) the cash portion of the 2020 STIP that was paid for the Company’s 2020 performance and (ii) the grant date fair value of the equity portion payout of the prior year’s 2019 STIP that was awarded for 2019 performance.

In early 2020, the Chief Executive Officer recommended, and the Compensation Committee approved, the Bank performance goals for 2020, upon which the overall Company bonus pool was determined. The performance measures for the 2020 target performance goals for the Bank were consistent with the measures used in 2019, and were weighted 35% on profitability, 32.5% on balance sheet growth and 32.5% on enterprise risk management achievements and strategic initiatives.

Following is a summary of the Bank performance goals approved for 2020, the respective assigned weights in determining the overall payout opportunity, and actual performance results:

Performance Measures	2020 Target Performance Goal	Weight	Actual Results	Performance Achieved	Actual Percent of Performance	Actual Weight
		President, Sr. EVP and EVP
Profitability		35.00%
Net Income ($ millions)	$153,150	7.00%	$111,515	Below Threshold	—%	—%
Return on Average Equity	7.46%	7.00%	5.49%	Below Threshold	—%	—%
Return on Average Assets	0.98%	7.00%	0.68%	Below Threshold	—%	—%
Net Interest Margin	3.11%	7.00%	3.00%	Below Target	75%	5.25%
Efficiency Ratio	56.79%	7.00%	54.45%	Above Target	125%	8.75%
Balance Sheet Growth		32.50%
Deposit Growth (retail)	3.00%	16.25%	19.67%	Above Target	125%	20.31%
Total Loan Growth	3.00%	16.25%	10.15%	Above Target	125%	20.31%
Strategic Initiatives	100.00%	16.25%	95.00%	Below Target	95%	15.44%
Enterprise Risk Management Achievements	100.00%	16.25%	80.00%	Below Target	85%	13.00%

Total Bank Goals		100.00%				83.06%

In early 2021, based on the size of the 2020 Company bonus pool which was negatively impacted by the Company’s performance in 2020 and taking into consideration the historic target payouts of 60% for the Bank’s President David Malone, 45% for Senior Executive Vice President Kyu Kim, and 40% for Executive Vice Presidents, which are all the remaining NEOs, the Chief Executive Officer recommended and the Compensation Committee approved the following discretionary 2020 STIP awards to our NEOs. In making this determination, the following are the guidelines that are considered to weight corporate performance criteria and individual objectives:

NEO Title	Guidelines
	Corporate Objectives Weight	Individual Objectives Weight
President (David P. Malone)	80%	20%
Sr. EVP (Kyu S. Kim)	80%	20%
EVP (all other NEOs)	75%	25%

Because the Bank’s overall performance was below both target levels and 2019 performance, most of the bonus payments generally were lower than historic target payouts.

NEO	2020 STIP Target Opportunity as a % of Base Salary	Actual 2020 STIP Award	Actual 2020 STIP Paid as a % of Salary	Target Measurement	% of Historic Target	Cash Portion of 2020 STIP	Value of Equity Portion of 2020 STIP (including 10% premium)
Alex Ko	40%	$150,800	39.6%	At Target	99.1%	$87,000	$63,800
David P. Malone	60%	$212,160	39.2%	Below Target	65.4%	$122,400	$89,760
Kyu S. Kim	45%	$145,600	37.2%	Below Target	82.6%	$84,800	$61,600
Thomas P. Stenger	40%	$114,400	27.9%	Below Target	69.6%	$66,000	$48,840

Due to the discretionary nature of the grant, the equity portion of the 2020 STIP paid in the form of our common stock (as described above) will be shown in the equity column of next year’s summary compensation table.

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks.

Our Long-Term Incentive Plan (“LTIP”) has the following objectives:
•Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;
•Encourage ownership of the Company’s common stock by employees;
•Align executives with stockholder interests; and
•Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The LTIP provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our Chief Executive Officer. The Compensation Committee determined that 50% of the 2020 Long-Term Incentive Plan (“2020 LTIP”) award will be subject to time-based vesting and 50% of the 2020 LTIP will be subject to performance-based vesting for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, in addition to the annual STIP equity grant described above, LTIP awards are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards granted in 2020 were granted under the stockholder-approved 2019 Incentive Compensation Plan (the “2019 Plan”).

With the exception of termination due to disability, death or change in control, participants will generally forfeit all rights to any unvested portion of LTIP awards upon termination of employment. The LTIP will be subject to the Company’s clawback policy, as it may be modified from time to time.

The time-vesting component of LTIP awards are granted as restricted stock units (“RSUs”) that vest one-third each on the first three anniversaries of the grant date.

The performance-vesting component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals. At the beginning of the performance period, goals are established which are designed to measure the degree of sustained business success over the set time frame. The Compensation Committee establishes and administers the LTIP performance goals, with consideration of input from management. At the end of the three-year vesting cliff, the Company’s performance against the goals will be assessed to determine the earned award level.

For the 2020 LTIP grant, PSUs are based on relative return on average assets (“ROAA”) measure and relative Total Stockholder Return (“TSR”) as shown in the table below. ROAA allows for the Bank’s performance measurement to more fairly absorb macroeconomic factors that are not in the control of the Company, such as tax rate changes, economic fluctuations, new accounting standards, among others.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Relative ROAA(1)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%
_________________
(1)    ROAA measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2020 through December 31, 2022. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2022, excluding the Company if included in the KRX as of that date.
(2)    Total Stockholder Return measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2020 through December 31, 2022. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2022, excluding the Company if included in the KRX as of that date.
(3)    If the Company’s absolute Total Stockholder Return performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

Performance below “threshold” for a given performance measure will result in the forfeiture of the portion of the LTIP award. Performance at or above “stretch” for a given performance measure will result in a payout equal to 150% of the respective target portion of the LTIP award. Performance between “threshold - target - stretch” will be determined using a straight-line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee on an annual basis with input from our compensation consultant and recommendations from our Chief Executive Officer for our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award	LTIP: Time-Based Vesting RSUs	LTIP: Performance- Contingent PSUs
Chairman, President & Chief Executive Officer	125%	62.5%	62.5%
President & Chief Operating Officer (Bank)	75%	37.5%	37.5%
Other NEOs	40% - 55%	20% - 27.5%	20% - 27.5%

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2020:

	Grant Date	LTIP: Time-Based Vesting RSUs	LTIP: PSUs ROAA (at target)	LTIP: PSUs TSR (at target)
Kevin S. Kim	4/22/2020	73,315	37,658	37,658
Alex Ko	4/22/2020	10,000	5,000	5,000
David P. Malone	4/22/2020	20,500	10,250	10,250
Kyu S. Kim	4/22/2020	7,500	3,750	3,750
Thomas P. Stenger	4/22/2020	8,000	4,000	4,000

For the PSUs that were granted in 2020, below is the grant date of each award and the value assuming the most probable outcome is achieved and the grant date fair value assuming achievement of the target and maximum levels of performance:

Name	Grant Date	Description of PSU Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved(1)	Assuming Target Outcome is Achieved(2)	Assuming Maximum Value is Achieved(3)
Kevin S. Kim	4/22/2020	LTIP (Performance-Based Relative ROAA)	$305,783	$305,783	$458,675
	4/22/2020	LTIP (Performance-Based Relative TSR)	$217,287	$305,783	$458,675
Alex Ko	4/22/2020	LTIP (Performance-Based Relative ROAA)	$40,600	$40,600	$60,900
	4/22/2020	LTIP (Performance-Based Relative TSR)	$28,850	$40,600	$60,900
David P. Malone	4/22/2020	LTIP (Performance-Based Relative ROAA)	$83,230	$82,230	$124,845
	4/22/2020	LTIP (Performance-Based Relative TSR)	$59,143	$82,230	$124,845
Kyu S. Kim	4/22/2020	LTIP (Performance-Based Relative ROAA)	$30,450	$30,450	$45,675
	4/22/2020	LTIP (Performance-Based Relative TSR)	$21,638	$30,450	$45,675
Thomas P. Stenger	4/22/2020	LTIP (Performance-Based Relative ROAA)	$32,480	$32,480	$48,720
	4/22/2020	LTIP (Performance-Based Relative TSR)	$23,080	$32,480	$48,720
_____________
(1)    For each LTIP performance-based relative TSR award, the value assuming most probable outcome is achieved is calculated using the Monte Carlo simulation model. See Note 12 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.
(2)    Assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $8.12, the closing price on April 22, 2020, the date of grant.
(3)    Assumes achievement of the maximum level of performance conditions, which is calculated as the maximum number of shares multiplied by $8.12, the closing price on April 22, 2020, the date of grant.

2018 LTIP Grants - Non-Achievement of Performance Goals Determined During Q1 2021

In 2018, LTIP equity awards were granted to our NEOs on April 26, 2018. The performance-contingent component of the 2018 LTIP awards were granted as performance share units (“PSUs”), contingent on the achievement of the following pre-established three-year performance goals.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Cumulative EPS(1)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%
_____________
(1)    Cumulative earnings per share (“EPS”) over an 11-quarter period from April 1, 2018 through December 31, 2020 for our Chief Executive Officer and other NEOs.
(2)    Total Stockholder Return measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2018 through December 31, 2020. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2020, excluding the Company if included in the KRX as of that date.
(3)    If the Company’s absolute Total Stockholder Return performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

On March 15, 2021, it was determined that the Company did not meet the threshold performance goal for EPS or TSR and the respective LTIP equity awards were forfeited, as described below:

Executive	Grant Date	2018 LTIP - Description of PSU	Performance Achieved	% Payout	Shares Vested as of March 15, 2020	Value Realized on Vesting
Kevin S. Kim	4/26/2018	LTIP (Performance-Based Absolute EPS)	Under Threshold	—%	0	$—
	4/26/2018	LTIP (Performance-Based TSR)	Under Threshold	—%	0	$—
Alex Ko	4/26/2018	LTIP (Performance Based Absolute EPS)	Under Threshold	—%	0	$—
	4/26/2018	LTIP (Performance-Based TSR)	Under Threshold	—%	0	$—
David P. Malone	4/26/2018	LTIP (Performance-Based Absolute EPS)	Under Threshold	—%	0	$—
	4/26/2018	LTIP (Performance-Based TSR)	Under Threshold	—%	0	$—
Kyu S. Kim	4/26/2018	LTIP (Performance-Based Absolute EPS)	Under Threshold	—%	0	$—
	4/26/2018	LTIP (Performance-Based TSR)	Under Threshold	—%	0	$—
Thomas P. Stenger	4/26/2018	LTIP (Performance-Based Absolute EPS)	Under Threshold	—%	0	$—
	4/26/2018	LTIP (Performance-Based TSR)	Under Threshold	—%	0	$—

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes stock ownership guidelines for our Chief Executive Officer and non-employee directors. The individuals subject to the guidelines generally have five years from the date the guidelines were adopted in February 2016, their election to the board or their appointment as Chief Executive Officer to meet the guidelines. Participants may satisfy the ownership guidelines with common stock in the following categories:
•Shares owned directly;
•Shares owned indirectly (for example by a spouse or trust) if the participant has a pecuniary interest in such shares;
•Vested restricted stock or other vest ed stock-based awards (excluding options) granted under the company’s incentive plans or equity compensation arrangements; and
•Unvested RSUs subject only to time-based vesting requirements.

If guidelines have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Adopted guidelines are as follows:

Role	Guideline
Chief Executive Officer	5x base salary
Non-Employee Directors	3x annual cash retainer

We do not have any stock ownership guidelines or requirement for any of our NEOs other than our Chief Executive Officer.

Currently, our Chief Executive Officer ownership level exceeds the above stated guideline.

Our NEOs are subject to the policy prohibiting the hedging and pledging of our stock, which is discussed under Proposal 1: Election of Directors under the section titled – Hedging and Pledging Prohibition.

Clawback Policy

Our executive compensation program includes a clawback policy that provides for the recoupment of certain incentive based compensation that was earned, vested and granted to our executive officers, including former executive officers, based on any financial reporting measure, our stock price or total stockholder return. Incentive compensation is subject to recoupment if received within any of the three fiscal years prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. This policy is intended to comply with Section 954 of the Dodd-Frank Act and any applicable stock exchange rules that may be adopted under such act.

Other Benefits

The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the Summary Compensation Table for further information.

Compensation Risk Considerations
The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax, Accounting and Regulatory Considerations

We take tax, accounting and regulatory requirements into consideration in choosing the particular elements of our compensation and in establishing the procedures we use to set and pay those elements. We seek to pay compensation in the most tax-effective manner where reasonably possible, and, therefore, we take tax considerations into account. However, we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

The exception from the Section 162(m) of the Internal Revenue Code $1.0 million deduction limit for qualified “performance-based” compensation paid to certain covered executive officers has been repealed, effective for taxable years beginning after December 31, 2017. From such effective time of the changes to Section 162(m), the Company is no longer able to grant qualified performance-based compensation, other than where transition relief may apply.

CEO to Median Employee Pay Ratio

Below is (i) the 2020 total annualized compensation of Kevin S. Kim, our Chairman, President and Chief Executive Officer, as reported in this Proxy Statement; (ii) the 2020 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee; and (iv) the methodology we used to calculate our Chief Executive Officer pay ratio:

CEO Total Compensation	$2,823,802
Median Employee Annual Total Compensation	$63,437
CEO to Median Employee Pay Ratio	45:1

Our Chief Executive Officer pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:
•Determination of Employee Population. We determined that, as of December 31, 2020, our total employee population consisted of 1,436 individuals, consisting of full-time, part-time, and/or temporary workers, employed by the Company and the Bank.
•Identification of the Median Employee. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. We chose Form W-2 because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability. No full-time equivalent adjustments were made for part-time employees.
•Calculation of Chief Executive Officer Pay Ratio. We calculated our median employee’s annual total compensation for 2020 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated Mr. Kim’s total compensation for 2020 using the same approach to determine the pay ratio shown above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang, all of whom satisfy the Nasdaq Stock Market listing requirements. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our directors or executive officers have served as a director of an entity for which a member of the Compensation Committee is an executive officer.

EXECUTIVE COMPENSATION TABLES

2020 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Options Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Comp Earnings(3)	All Other Compen-sation(4)	Total
Kevin S. Kim Chairman, President & Chief Executive Officer	2020	$999,838	$1,050	$1,134,628	$—	$604,447	$5,221	$78,618	$2,823,802
	2019	$950,000	$1,050	$1,105,599	$—	$593,484	$4,905	$53,046	$2,708,084
	2018	$916,154	$1,050	$1,086,248	$—	$524,345	$4,609	$59,825	$2,592,231
Alex Ko Chief Financial Officer	2020	$389,491	$88,050	$212,689	$—	$—	$—	$39,800	$730,031
	2019	$357,008	$84,650	$212,929	$—	$—	$—	$30,000	$684,587
	2018	$339,054	$54,550	$148,887	$—	$—	$—	$31,634	$574,124
David P. Malone President & Chief Operating Officer (Bank)	2020	$546,210	$123,450	$399,030	$—	$—	$—	$17,380	$1,086,072
	2019	$484,200	$123,050	$425,212	$—	$—	$—	$17,473	$1,049,934
	2018	$462,462	$93,550	$308,715	$—	$—	$—	$17,490	$882,216
Kyu S. Kim Eastern Regional President (Bank)	2020	$403,051	$85,050	$175,904	$—	$—	$1,977	$48,721	$714,706
	2019	$376,693	$85,850	$200,165	$—	$—	$1,858	$33,051	$697,616
	2018	$365,721	$61,550	$163,851	$—	$—	$1,746	$33,420	$626,289
Thomas P. Stenger Chief Risk Officer (Bank)	2020	$423,169	$67,050	$169,357	$—	$—	$—	$98,791	$758,370
	2019	$338,462	$184,220	$176,203	$—	$—	$—	$20,667	$719,552
_____________
(1)    Includes (i) cash payments made to each NEO (other than our Chief Executive Officer) pursuant to the Company’s 2020 short-term incentive plan (the “2020 STIP”) and (ii) holiday bonuses paid to each NEO in the fourth quarter of 2020.

(2)    Amounts reported represent the aggregate grant date fair value for restricted stock, restricted stock units (“RSUs”) and performance-contingent restricted stock units (“PSUs”) granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. Amounts reported herein include (i) the grant date fair value of RSUs issued under our 2019 short-term incentive plan (“2019 STIP”) granted in 2020, (ii) time-based RSUs issued under our 2020 LTIP and (iii) PSUs issued under our 2020 LTIP. The amounts shown in the Summary Compensation Table above do not represent the actual value realized by each NEO.

The following table sets forth the grant date fair value for each award granted to the NEOs during the year ended December 31, 2020. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved, which is calculated as the maximum number of shares that could be achieved multiplied by $8.12, the closing price on April 22, 2020, the date of grant) are presented. See 2020 Grants of Plan Based Awards table and CD&A for additional details regarding the awards.

Name	Grant Date	Type of Award Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Kevin S. Kim	4/22/2020	LTIP (Time-Based)	$611,558	$611,558
	4/22/2020	LTIP (Performance-Based Relative ROAA)	$305,783	$458,675
	4/22/2020	LTIP (Performance-Based Relative TSR)	$217,287	$458,675
Alex Ko	3/6/2020	2019 STIP (Time-Based)	$62,039	$62,039
	4/22/2020	LTIP (Time-Based)	$81,200	$121,800
	4/22/2020	LTIP (Performance-Based Relative ROAA)	$40,600	$60,900
	4/22/2020	LTIP (Performance-Based Relative TSR)	$28,850	$60,900
David P. Malone	3/6/2020	2019 STIP (Time-Based)	$90,197	$90,197
	4/22/2020	LTIP (Time-Based)	$166,460	$166,460
	4/22/2020	LTIP (Performance-Based Relative ROAA)	$83,230	$124,845
	4/22/2020	LTIP (Performance-Based Relative TSR)	$59,143	$124,845
Kyu S. Kim	3/6/2020	2019 STIP (Time-Based)	$62,916	$62,916
	4/22/2020	LTIP (Time-Based)	$60,900	$60,900
	4/22/2020	LTIP (Performance-Based Relative ROAA)	$30,450	$45,675
	4/22/2020	LTIP (Performance-Based Relative TSR)	$21,638	$45,675
Thomas P. Stenger	3/6/2020	2019 STIP (Time-Based)	$48,837	$48,837
	4/22/2020	LTIP (Time-Based)	$64,960	$64,960
	4/22/2020	LTIP - (Performance-Based Relative ROAA)	$32,480	$48,720
	4/22/2020	LTIP - (Performance-Based Relative TSR)	$23,080	$48,720

(3)    Amounts shown are above-market interest on LTIP deferred accounts, based on the difference between the 6.25% annual interest rate provided on the LTIP accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the LTIP was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.
(4)    For 2020, all other compensation for each NEO includes the following:

Name	Year	401(k) Match	Auto Allowance	Perquisites(a)	Total
Kevin S. Kim	2020	$26,000	$30,712	$21,906	$78,618
Alex Ko	2020	$26,000	$13,800	$—	$39,800
David P. Malone	2020	$—	$13,800	$3,580	$17,380
Kyu S. Kim	2020	$26,000	$13,800	$8,920	$48,721
Thomas P. Stenger	2020	$26,000	$13,800	$58,991	$98,791
________________
(a)     Perquisites in 2020 included for Kevin S. Kim monthly membership fees at a social club and a country club, aggregating $21,906; for Mr. Malone monthly membership fees at a social club, aggregating $3,580; for Ms. Kim the estimated value of the Bank Owned Life Insurance benefit of $4,516 and for Ms. Kim based on the cost of coverage specified by the IRS group-term life insurance premium table, and parking fringe benefits of $4,404; and for Mr. Stenger relocation and travel expenses of $58,991.

2020 Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2020 under our 2019 Plan. No other plan-based awards were granted to NEOs during the year.

	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin S. Kim Chairman, President & Chief Executive Officer	3/6/2020(3)	$475,000	$950,000	$1,187,500
	4/22/2020				18,829	37,658	56,487				$305,783
	4/22/2020				18,829	37,658	56,487				$217,287
	4/22/2020							75,315(5)			$611,558
Alex Ko Chief Financial Officer	3/6/2020(4)		$152,173
	3/6/2020							5,376(6)			$62,039
	4/22/2020				2,500	5,000	7,500				$40,600
	4/22/2020				2,500	5,000	7,500				$28,850
	4/22/2020							10,000(5)			$81,200
David P. Malone President & Chief Operating Officer (Bank)	3/6/2020(4)		$324,324
	3/6/2020							7,816(6)			$90,197
	4/22/2020				5,125	10,250	15,375				$83,230
	4/22/2020				5,125	10,250	15,375				$59,143
	4/22/2020							20,500(5)			$166,460
Kyu S. Kim Eastern Regional President (Bank)	3/6/2020(4)		$176,176
	3/6/2020							5,452(6)			$62,916
	4/22/2020				1,875	3,750	5,625				$30,450
	4/22/2020				1,875	3,750	5,625				$21,638
	4/22/2020							7,500(5)			$60,900
Thomas P. Stenger Chief Risk Officer (Bank)	3/6/2020(4)		$164,261
	3/6/2020							4,232(6)			$48,837
	4/22/2020				2,000	4,000	6,000				$24,444
	4/22/2020				2,000	4,000	6,000				$19,766
	4/22/2020							8,000(5)			$48,888
__________
(1)    Represents PSUs issued in accordance with the objectives of the 2020 LTIP, which PSUs will vest in full on March 15, 2023 if the performance criteria are met.
(2)    The grant date fair value, computed in accordance with FASB ASC Topic 718. See Note 12 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.
(3)    For Kevin S. Kim, reflects annual cash incentive bonus opportunity approved by the Compensation Committee available to be earned based on the achievement of annual profitability and balance sheet growth.

(4)    Amounts are shown for illustrative purposes only, and reflect target 2020 STIP bonus opportunities based upon historic target payouts of 60% for David P. Malone, President of the Bank, 45% for Senior Executive Vice President Kyu S. Kim and 40% for Executive Vice Presidents Alex Ko and Thomas P. Stenger. The following table presents the values of the cash and equity awards under the 2020 STIP that are or will be granted to each NEO, other than our Chief Executive Officer.

Name	2020 STIP Awards
	Cash Bonus	Equity Award
Alex Ko	$87,000	$63,800
David P. Malone	$122,400	$89,760
Kyu S. Kim	$84,000	$61,600
Thomas P. Stenger	$66,000	$48,400

For actual cash payments made to each NEO, other than our Chief Executive Officer, under the 2020 STIP, please see the Summary Compensation Table above. In addition, due to the discretionary nature of the payments under the 2020 STIP, the portion of the 2020 STIP payment in the form of an equity grant will be disclosed in the summary compensation table in the proxy statement for our 2022 annual meeting of stockholders.
(5)    Amounts reflect 2020 LTIP grants of time-vested restricted stock units under our 2019 Plan, which vest ratably on each of the first three anniversaries of the grant date.
(6)    Amounts reflect the equity portion of the 2019 STIP award. Fifty percent of each such award will vest on each of the first two anniversaries of grant.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2020. This includes options and unvested restricted stock and restricted stock units granted under the 2019 Plan, 2016 Plan and the 2007 Plan.

	Option/Stock Award Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Kevin S. Kim Chairman, President & Chief Executive Officer	6/27/2014	170,000	—	$15.88	6/27/2024
	5/26/2016	30,660	—	$16.12	5/26/2026
	9/1/2016	60,000	—	$17.18	9/1/2026
	4/26/2018					11,421	$124,603
	4/26/2018(4)							17,131	$186,899
	4/26/2018(4)							17,130	$186,888
	5/23/2019					29,278	$319,423
	5/23/2019(5)							21,958	$239,562
	5/23/2019(5)							21,958	$239,562
	4/22/2020					75,315	$821,687
	4/22/2020(6)							37,658	$410,849
	4/22/2020(6)							37,658	$410,849
Alex Ko Chief Financial Officer	9/1/2016(7)	16,000	4,000	$17.18	9/1/2026
	9/1/2016					1,400	$15,274
	4/26/2018					1,566	$17,085
	4/26/2018(4)							2,348	$25,617
	4/26/2018(4)							2,348	$25,617
	3/8/2019					2,116	$23,086
	5/23/2019					4,110	$44,840
	5/23/2019(5)							3,082	$33,625
	5/23/2019(5)							3,082	$33,625
	3/6/2020					5,376	$58,652
	4/22/2020					10,000	$109,100
	4/22/2020(6)							5,000	$54,550
	4/22/2020(6)							5,000	$54,550
David P. Malone President & Chief Operating Officer (Bank)	9/1/2016	20,000	—	$17.18	9/1/2026
	4/26/2018					3,246	$35,414
	4/26/2018(4)							4,868	$53,110
	4/26/2018(4)							4,869	$53,121
	3/8/2019					3,727	$40,662
	5/23/2019					8,566	$93,455
	5/23/2019(5)							6,424	$70,086
	5/23/2019(5)							6,424	$70,086
	3/6/2020					7,816	$85,273
	4/22/2020					20,500	$223,655
	4/22/2020(6)							10,250	$111,828
	4/22/2020(6)							10,250	$111,828

	Option/Stock Award Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Kyu S. Kim Eastern Regional President (Bank)	9/1/2016(7)	24,000	6,000	$17.18	9/1/2026
	9/1/2016					1,800	$19,638
	4/26/2018					1,723	$18,798
	4/26/2018(4)							2,584	$28,191
	4/26/2018(4)							2,584	$28,191
	3/8/2019					2,317	$25,278
	5/23/2019					3,626	$39,560
	5/23/2019(5)							2,719	$29,664
	5/23/2019(5)							2,719	$29,664
	3/6/2020					5,452	$59,481
	4/22/2020					7,500	$81,825
	4/22/2020(6)							3,750	$40,913
	4/22/2020(6)							3,750	$40,913
Thomas P. Stenger Chief Risk Officer (Bank)	2/28/2019					4,560	$49,750
	5/23/2019					2,466	$26,904
	5/23/2019(5)							1,849	$20,173
	5/23/2019(5)							1,849	$20,173
	3/6/2020					4,232	$46,171
	4/22/2020					8,000	$87,280
	4/22/2020(6)							4,000	$43,640
	4/22/2020(6)							4,000	$43,640

__________
(1)    Vesting information about RSUs outstanding at December 31, 2020 are set forth in the table below.

Name	Grant Date	Program RSUs Granted Under	Shares Granted	Vesting Period	Vesting Portion	Vesting Begins / Occurs
Kevin S. Kim	4/26/2018	2018 LTIP	34,261	3 years	Substantially equal vesting	First anniversary of grant date
	5/23/2019	2019 LTIP	43,917	3 years
	4/22/2020	2020 LTIP	75,315	3 years
Alex Ko	4/26/2018	2018 LTIP	4,696	3 years
	3/8/2019	2018 STIP	4,231	2 years
	5/23/2019	2019 LTIP	6,164	3 years
	3/6/2020	2019 STIP	5,376	2 years
	4/22/2020	2020 LTIP	10,000	3 years
David P. Malone	4/26/2018	2018 LTIP	9,737	3 years
	3/8/2019	2018 STIP	7,454	2 years
	5/23/2019	2019 LTIP	12,849	3 years
	3/6/2020	2019 STIP	7,816	2 years
	4/22/2020	2020 LTIP	20,500	3 years
Kyu S. Kim	4/26/2018	2018 LTIP	5,168	3 years
	3/8/2019	2018 STIP	4,634	2 years
	5/23/2019	2019 LTIP	5,439	3 years
	3/6/2020	2019 STIP	5,452	2 years
	4/22/2020	2020 LTIP	7,500	3 years
Thomas P. Stenger	2/28/2019	New Hire Grant	5,700	5 years
	5/23/2019	2019 LTIP	3,698	3 years
	3/6/2020	2019 STIP	4,232	2 years
	4/22/2020	2020 LTIP	8,000	3 years
(2)    Value based on $10.91, the closing price per share of our common stock on December 31, 2020.
(3)    Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.
(4)    Represents PSUs issued that were outstanding at December 31, 2020, but were subsequently forfeited on March 15, 2021 as the performance criteria were not met.
(5)    Represents PSUs that are scheduled to vest beginning on March 15, 2022, assuming the performance criteria are met.
(6)    Represents PSUs that are scheduled to vest beginning on March 15, 2023, assuming the performance criteria are met.
(7)    Represents stock options issued on September 1, 2016, which options vest in substantially equal annual installments over a five-year period on September 1, 2017 and will become fully vested on September 1, 2021.

2020 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2020 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)	Date Vested	Closing Price on Date Vested
Kevin S. Kim Chairman, President & Chief Executive Officer	—	—	17,624	$168,662	03/15/20	$9.57
			10,098	$84,116	04/26/20	$8.33
			1,322	$11,012	04/26/20	$8.33
			14,639	$131,312	05/25/20	$8.97
			9,552	$81,192	06/26/20	$8.50
Alex Ko Chief Financial Officer	—	—	2,115	$21,446	03/09/20	$10.14
			1,230	$11,771	03/15/20	$9.57
			1,565	$13,036	04/26/20	$8.33
			2,054	$18,424	05/25/20	$8.97
			667	$5,616	07/27/20	$8.42
			1,400	$11,851	09/01/20	$8.47
David P. Malone President & Chief Operating Officer (Bank)	—	—	3,727	$37,792	03/09/20	$10.14
			5,228	$50,032	03/15/20	$9.57
			3,246	$27,039	04/26/20	$8.33
			4,283	$38,419	05/25/20	$8.97
			2,834	$23,862	07/27/20	$8.42
Kyu S. Kim Eastern Regional President (Bank)	—	—	2,317	$23,494	03/09/20	$10.14
			1,538	$14,719	03/15/20	$9.57
			1,723	$14,353	04/26/20	$8.33
			1,813	$16,263	05/25/20	$8.97
			834	$7,022	07/27/20	$8.42
			1,800	$15,237	09/01/20	$8.47
Thomas P. Stenger Chief Risk Officer (Bank)	—	—	1,140	$13,919	02/28/20	$12.21
			1,232	$11,051	05/25/20	$8.97
_________________
(1)    Values were determined by multiplying the number of stock options exercised by the difference between the closing market price of our common stock on the date of exercise and the stock option exercise price.
(2)    Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our common stock on the vesting date.

2020 Nonqualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2020. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company who participated in the Company’s legacy Long-Term Cash Incentive Plan (“Legacy LTIP”).

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year-End(2)
Kevin S. Kim(3) Chairman, President & Chief Executive Officer	—	—	$12,657	—	$209,437
Kyu S. Kim(4) Easter Regional President (Bank)	—	—	$16,930	—	$280,133
__________
(1)    The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2020. The above-market portion of these interest amounts in 2020, which amounted to $5,221 for Kevin S. Kim and $1,977 for Ms. Kim are reported in the Summary Compensation Table above.

(2)    The following amounts included in this column for the Legacy LTIP also have been reported in the Summary Compensation Table above as compensation for prior years: Kevin S. Kim, $137,930; and Kyu S. Kim, $136,164.
(3)    Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Kevin S. Kim was entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2018, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement had a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.
(4)    Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Kyu S. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

Employment Agreements

We do not have employment agreements in place for any of our NEOs, other than our Chief Executive Officer. The material terms of Mr. Kim’s employment agreement are summarized below.

Any capitalized terms used below that are not otherwise defined will have the meaning as used in Mr. Kim’s employment agreement, as incorporated by reference into the Company’s Annual Report on Form 10-K for the y ear ended December 31, 2020.

Employment Agreement In Effect During the Year Ended December 31, 2020
Name	Annual Base Salary	Term of Agreement
		Start Date	End Date	Renewal Option
Kevin S. Kim	$840,000, subject to annual adjustments at the discretion of the Company’s Board. Mr. Kim’s current base salary is $978,500.	4/1/2017	3/31/2022
Automatic renewal for one year period beginning April 1, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond March 31, 2024.

In addition, the Company may terminate Mr. Kim’s employment at any time for Cause or without Cause upon 30 day’s written notice.

Further, Mr. Kim may elect to terminate his employment at any time upon 90- day’s written notice to the Company.

Bonus		Non-Solicitation and Confidentiality Restriction		Payments Upon Termination
Annual Cash Bonus and Annual Equity Incentive
Cash Bonus. Eligible for annual bonus, of at least 75% of base salary, subject to adjustment by the Compensation Committee. For the year ended December 31, 2020, Mr. Kim’s bonus opportunity was set at 100% of base salary. Actual amounts paid to Mr. Kim are subject to achievement of certain annual performance criteria.

Equity Incentive. Eligible for annual equity award with a grant date fair value of up to 125% of base salary. The terms of any such equity award are determined at the discretion of the Compensation Committee.

Agreement provides for a non-solicitation restriction for a period of one-year following termination. In addition, agreement requires certain information to remain confidential for an indefinite term.
Termination by the Company for Cause or by Mr. Kim without Good Reason. Entitled to receive all salary and other benefits earned or accrued, but unpaid through the date of termination (the “Accrued Benefits”).

Termination by the Company without Cause or by Mr. Kim with Good Reason. Entitled to receive:
i.all Accrued Benefits;
ii.severance of 150% of base salary (increases to 250% if termination occurs within one-year following a Change of Control); and
iii.accelerated vesting of any previously issued equity awards (provided that any performance-based awards will only vest to the extent any applicable performance conditions of such award are satisfied).

Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2020 for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/Compensation	Acceleration of Unvested Options and Stock Awards(1)	Total Termination Benefits
Kevin S. Kim(2)
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$1,467,750	$4,321,160	$5,788,910
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$2,446,250	$4,321,160	$6,767,410
Death	$—	$4,321,160	$4,321,160
Disability	$—	$4,321,160	$4,321,160
Alex Ko
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$621,019	$621,019
Death	$—	$621,019	$621,019
Disability	$—	$621,019	$621,019
David P. Malone
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$1,073,915	$1,073,915
Death	$—	$1,073,915	$1,073,915
Disability	$—	$1,073,915	$1,073,915
Kyu S. Kim
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$592,597	$592,597
Death	$—	$592,597	$592,597
Disability	$—	$592,597	$592,597
Thomas P. Stenger
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$337,730	$337,730
Death	$—	$337,730	$337,730
Disability	$—	$337,730	$337,730
__________
(1)    The 2007 Plan, 2016 Plan and 2019 Plan allow for vesting of all restricted stock and performance units and stock options upon a change in control, death or the finding of permanent disability. This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock (with respect to performance-based restricted stock units, assuming target-level performance) at the closing price on December 31, 2020, of $10.91 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 31, 2020 of $10.91 per share and the option exercise price.
(2)    Pursuant to the terms of Kevin S. Kim’s Employment Agreement, which is more fully described above, cash severance is payable to Mr. Kim if termination occurs within one year following a Change of Control, as such term is defined in Mr. Kim’s Employment Agreement.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our common stock as of the Record Date for (i) each of our directors, (ii) each of our Section 16 officers, and (iii) all directors and Section 16 officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Options exercisable within 60 days(2)	RSUs to Vest within 60 days(3)	Total Beneficial Ownership	Percentage of Shares Beneficially Owned(4)
Non-Executive Directors
Donald D. Byun	482,228	20,000	6,666	502,228	0.41%
Jinho Doo	7,500	20,000	5,882	27,500	0.03%
Daisy Y. Ha	449,169	52,540	5,882	501,709	0.41%
Jin Chul Jhung	237,119	20,000	5,882	257,119	0.21%
Joon K. Kim	—	—	6,666	—	—%
Steven S. Koh	3,304,710	141,677	9,019	3,446,387	2.80%
Chung Hyun Lee	230,619	20,000	5,882	250,619	0.21%
William J. Lewis	10,000	20,000	6,666	30,000	0.03%
John R. Taylor(5)	43,764	20,000	6,666	63,764	0.03%
Scott Yoon-Suk Whang	66,202	20,000	9,803	87,202	0.08%
Dale S. Zuehls	7,500	20,000	6,666	27,500	0.03%
Section 16 Officers
Kevin S. Kim	609,447	260,660	51,164	921,271	0.75%
Alex Ko	16,195	16,000	6,954	39,149	0.03%
David P. Malone	36,932	20,000	14,362	71,294	0.06%
Jason K. Kim	57,306	24,000	5,795	87,101	0.07%
Kyu S. Kim	29,394	24,000	6,036	59,430	0.05%
Peter Koh	66,280	16,000	5,688	87,968	0.07%
Thomas P. Stenger	3,694	—	3,899	7,593	0.01%
All Directors and Section 16 Officers as a Group (18 Individuals)	5,658,059	714,877	169,578	6,542,514	5.29%
__________
(1)    Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.
(2)    Includes shares which the named individual has the right to acquire through the exercise of vested stock options within 60 days of the Record Date.
(3)    Includes shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.
(4)    The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s common stock outstanding as of the Record Date, March 22, 2021, which was 123,480,514.
(5)    Mr. Taylor unexpectedly passed away on April 18, 2021.

Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.
Beneficial Owners of More than Five Percent

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	18,177,756(3)	14.72%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	12,356,728(4)	10.01%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	9,507,121(5)	7.70%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	8,557,870(6)	6.93%
 ______
(1)    We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2020.
(2)    The percentage of shares beneficially owned is calculated based upon 123,480,514 shares of common stock outstanding as of our Record Date of March 22, 2021.
(3)    Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 26, 2021, BlackRock, Inc. has sole power to vote 17,977,695 shares; and sole power to dispose or direct the disposition of 18,177,756 shares.
(4)    Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 134,557 shares; sole power to dispose or direct the disposition of 12,099,675 shares; and shared power to dispose or direct the disposition of 257,053 shares.
(5)    Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2021, Fuller & Thaler Asset Management, Inc. has sole power to vote or direct the vote of 8,301,286 shares; and sole power to dispose or direct the disposition of 8,557,870 shares.
(6)    Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 9,249,166 shares; and sole power to dispose or direct the disposition of 9,507,121 shares.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Company’s securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon a review of the copies of the forms furnished to our Company and information involving securities transactions of which the Company is aware, all of our officers, directors and holders of more than 10% of the outstanding securities of the Company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act.

Policies and Procedures for Approving Related Party Transactions
We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed and approved by independent directors of our board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to the Nasdaq Stock Market, IRS and the SEC standards) and for making recommendations to the board of directors based on its findings. In addition, with regards to banking transactions made in the ordinary course of business, including loans, all such loans are reviewed by our Directors’ Loan Committee and are then recommended for approval by the independent directors of our board of directors.

Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company. Prior to consideration of a related party transaction, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board of directors then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board of directors determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction may be permitted if it is approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Ethics and Business Conduct can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. In addition, director independence is discussed on a regular basis at the Nomination and Governance Committee, and the Bank tracks all deposit accounts on a daily basis and loan accounts on a quarterly basis. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Transactions Considered

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included with this Proxy Statement. In addition, our Form 10-K is available on the Company’s website, www.ir-hopebancorp.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: Hope Bancorp, Inc., ATTN: Investor Relations, 3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219, or by email at angie.yang@bankofhope.com.

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our Proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting a separate copy of these Proxy materials. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

HOPE BANCORP, INC. BY THE ORDER OF THE BOARD OF DIRECTORS
/s/ Kevin S. Kim
Kevin S. Kim Chairman, President & Chief Executive Officer

Los Angeles, California
April 22, 2021

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Online
Go to **www.investorvote.com/HOPE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HOPE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

1. Election of Directors:

01 - Kevin S. Kim
02 - Scott Yoon-Suk Whang
03 - Steven S. Koh
04 - Donald D. Byun
05 - Jinho Doo
06 - Daisy Y. Ha
07 - Joon Kyung Kim
08 - William J. Lewis
09 - David P. Malone
10 - Dale S. Zuehls

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. Approval, on an advisory and nonbinding basis, of the compensation paid to the Company's 2020 Named Executive Officers (as identified in the Company's 2021 proxy statement).	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03F8ID

The 2021 Annual Meeting of Stockholders of Hope Bancorp, Inc. will be held on Thursday, May 20, 2021 at 10:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/287772759.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — HOPE2021.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HOPE

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

+

ANNUAL MEETING OF STOCKHOLDERS — May 20, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 20, 2021 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

Hope Bancorp VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

1. Election of Directors:

01 - Kevin S. Kim
02 - Scott Yoon-Suk Whang
03 - Steven S. Koh
04 - Donald D. Byun
05 - Jinho Doo
06 - Daisy Y. Ha
07 - Joon Kyung Kim
08 - William J. Lewis
09 - David P. Malone
10 - Dale S. Zuehls

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. Approval, on an advisory and nonbinding basis, of the compensation paid to the Company's 2020 Named Executive Officers (as identified in the Company's 2021 proxy statement).	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03F8JD

The 2021 Annual Meeting of Stockholders of Hope Bancorp, Inc. will be held on Thursday, May 20, 2021 at 10:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/287772759.

To access the virtual meeting, please refer to the instructions in the proxy statement.

The password for this meeting is — HOPE2021.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS — May 20, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 20, 2021 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)